                                                                    EXHIBIT 10.1

================================================================================

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                          COOPERATIVE COMPUTING, INC.,

                                  as Borrower,

                  COOPERATIVE COMPUTING HOLDING COMPANY, INC.,

                                  as Guarantor,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                       AND

                              JPMORGAN CHASE BANK,

                             as Administrative Agent

                          DATED AS OF FEBRUARY 27, 1997
                AS AMENDED AND RESTATED AS OF FEBRUARY 10, 1998,
             AS FURTHER AMENDED AND RESTATED AS OF DECEMBER 3, 2002,
               AS FURTHER AMENDED AND RESTATED AS OF JUNE 27, 2003

================================================================================

                          J.P. MORGAN SECURITIES INC.,
                         AS LEAD ARRANGER AND BOOKRUNNER

                                TABLE OF CONTENTS

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
ARTICLE 1.   DEFINITIONS.........................................................................................       6
         1.1   Defined Terms.....................................................................................       6
         1.2   Other Definitional Provisions.....................................................................      30

ARTICLE 2.   AMOUNT AND TERMS OF COMMITMENTS.....................................................................      30
         2.1   Commitments.......................................................................................      30
         2.2   Notes.............................................................................................      31
         2.3   Procedure for Borrowing...........................................................................      31
         2.4   Commitment Fee; Administrative Agent Fees.........................................................      32
         2.5   Termination or Reduction of Commitments...........................................................      32
         2.6   Intentionally Deleted.............................................................................      32
         2.7   Intentionally Deleted.............................................................................      32
         2.8   Repayment of Loans................................................................................      32
         2.9   Optional Prepayments..............................................................................      33
         2.10   Mandatory Prepayments and Commitment Reductions..................................................      33
         2.11   Conversion and Continuation Options..............................................................      34
         2.12   Minimum Amounts of Tranches......................................................................      35

ARTICLE 3.   LETTERS OF CREDIT...................................................................................      35
         3.1   The L/C Commitment................................................................................      35
         3.2   Procedure for Issuance of Letters of Credit.......................................................      36
         3.3   Fees, Commissions and Other Charges...............................................................      36
         3.4   L/C Participations................................................................................      37
         3.5   Reimbursement Obligation of the Borrower..........................................................      38
         3.6   Obligations Absolute..............................................................................      38
         3.7   Letter of Credit Payments.........................................................................      38
         3.8   Letter of Credit Applications.....................................................................      38

ARTICLE 4.   GENERAL PROVISIONS..................................................................................      39
         4.1   Interest Rates and Payment Dates..................................................................      39
         4.2   Computation of Interest and Fees..................................................................      39
         4.3   Inability to Determine Interest Rate..............................................................      39
         4.4   Pro Rata Treatment and Payments...................................................................      40
         4.5   Illegality........................................................................................      42
         4.6   Requirements of Law...............................................................................      42
         4.7   Taxes.............................................................................................      44
         4.8   Indemnity.........................................................................................      47
         4.9   Replacement of Lender.............................................................................      48

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES......................................................................      49
         5.1   Financial Condition...............................................................................      49

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
                                                                                                                      Page
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
         5.2   No Change.........................................................................................      50
         5.3   Corporate Existence; Compliance with Law..........................................................      50
         5.4   Corporate Power; Authorization; Enforceable Obligations...........................................      50
         5.5   No Legal Bar......................................................................................      51
         5.6   No Material Litigation............................................................................      51
         5.7   No Default........................................................................................      51
         5.8   Ownership of Property; Liens......................................................................      51
         5.9   Intellectual Property.............................................................................      51
         5.10   Taxes............................................................................................      52
         5.11   Federal Regulations..............................................................................      52
         5.12   ERISA............................................................................................      52
         5.13   Investment Company Act; Other Regulations........................................................      53
         5.14   Subsidiaries, Etc................................................................................      53
         5.15   Purpose of Loans.................................................................................      53
         5.16   Environmental Matters............................................................................      53
         5.17   Disclosure.......................................................................................      54
         5.18   Guarantee and Collateral Agreement...............................................................      55
         5.19   Solvency.........................................................................................      55
         5.20   No Fees..........................................................................................      55
         5.21   Insurance........................................................................................      55
         5.22   Labor Matters....................................................................................      55
         5.23   Senior Indebtedness..............................................................................      56
         5.24   Provision of License Products; Non-Competition, Etc..............................................      56
         5.25   Lease Transactions; Lease Transaction Obligations................................................      56

ARTICLE 6.   CONDITIONS PRECEDENT................................................................................      57
         6.1   Conditions to Initial Loans.......................................................................      57
         6.2   Conditions to Each Loan...........................................................................      60

ARTICLE 7.   AFFIRMATIVE COVENANTS...............................................................................      61
         7.1   Financial Statements..............................................................................      61
         7.2   Certificates; Other Information...................................................................      63
         7.3   Payment of Obligations............................................................................      64
         7.4   Conduct of Business and Maintenance of Existence..................................................      64
         7.5   Maintenance of Property; Insurance................................................................      64
         7.6   Inspection of Property: Books and Records; Discussions............................................      65
         7.7   Notices...........................................................................................      65
         7.8   Environmental Laws................................................................................      66
         7.9   Pledge of After Acquired Property.................................................................      67
         7.10   Pledge During Event of Default...................................................................      67
         7.11   Additional Subsidiaries..........................................................................      68
         7.12   Substantive Consolidation........................................................................      68
         7.13   Intellectual Property............................................................................      68
         7.14   Covenants Relating to Collateral.................................................................      68

ARTICLE 8.   NEGATIVE COVENANTS..................................................................................      69
         8.1   Financial Condition Covenants.....................................................................      69

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
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         8.2   Limitation on Indebtedness........................................................................      70
         8.3   Limitation on Liens...............................................................................      71
         8.4   Limitation on Guarantee Obligations...............................................................      73
         8.5   Limitation on Fundamental Changes.................................................................      74
         8.6   Limitation on Sale of Assets......................................................................      74
         8.7   Limitation on Dividends...........................................................................      75
         8.8   Limitation on Capital Expenditures................................................................      77
         8.9   Limitation on Investments, Loans and Advances.....................................................      77
         8.10   Modifications of Lease Transaction Obligations...................................................      79
         8.11   Limitation on Transactions with Affiliates.......................................................      80
         8.12   Limitation on Sales and Leasebacks...............................................................      80
         8.13   Limitation on Changes in Fiscal Year.............................................................      80
         8.14   Restrictions Affecting Subsidiaries..............................................................      80
         8.15   Limitation on Lines of Business..................................................................      81
         8.16   CCHC Holding Company Status; Ownership of Borrower...............................................      81
         8.17   Amendments to Corporate Documents; Licenses......................................................      81
         8.18   Limitation on Optional Payments and Modifications of Debt Instruments, Etc.......................      81
         8.19   Limitation on Provision of License Products......................................................      83

ARTICLE 9.   EVENTS OF DEFAULT...................................................................................      83

ARTICLE 10.   THE ADMINISTRATIVE AGENT...........................................................................      86
         10.1   Appointment......................................................................................      86
         10.2   Delegation of Duties.............................................................................      87
         10.3   Exculpatory Provisions...........................................................................      87
         10.4   Reliance by Administrative Agent.................................................................      87
         10.5   Notice of Default................................................................................      87
         10.6   Non-Reliance on Administrative Agent and Other Lenders...........................................      88
         10.7   Indemnification..................................................................................      88
         10.8   Administrative Agent in Its Individual Capacity..................................................      89
         10.9   Successor Administrative Agent...................................................................      89
         10.10   Additional Ministerial Powers of Administrative Agent...........................................      89

ARTICLE 11.   GUARANTEE..........................................................................................      89
         11.1   Guarantee........................................................................................      89
         11.2   Waiver of Subrogation............................................................................      90
         11.3   Modification of Obligations......................................................................      90
         11.4   Waiver by CCHC...................................................................................      90
         11.5   Reinstatement....................................................................................      91
         11.6   Negative Covenants...............................................................................      91

ARTICLE 12.   MISCELLANEOUS......................................................................................      92
         12.1   Amendments and Waivers...........................................................................      92
         12.2   Notices..........................................................................................      93
         12.3   No Waiver; Cumulative Remedies...................................................................      94
         12.4   Survival of Representations and Warranties.......................................................      94
         12.5   Payment of Expenses and Taxes....................................................................      94

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
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         12.6   Successors and Assigns; Participations and Assignments...........................................      95
         12.7   Adjustments; Set-off.............................................................................      98
         12.8   Counterparts.....................................................................................      98
         12.9   Severability.....................................................................................      98
         12.10   Integration.....................................................................................      98
         12.11   GOVERNING LAW...................................................................................      98
         12.12   Submission To Jurisdiction; Waivers.............................................................      99
         12.13   Acknowledgements................................................................................      99
         12.14   WAIVERS OF JURY TRIAL...........................................................................     100
         12.15   Confidentiality................................................................................      100

EXHIBITS

A                 Form of Note
B                 Form of L/C Participation Certificate
C                 Form of Assignment and Acceptance
D                 Form of Opinion of Counsel to Borrower
E                 Form of Borrowing Certificate of Borrower
F                 Form of Borrowing Base Certificate of Borrower
G                 Form of Interest Option Conversion/Continuation Certificate
H                 Form of Monthly Operating Report

SCHEDULES

1.1               Addresses for Notices; Commitments
5.2               Dividends and Other Distributions
5.4               Required Consents
5.6               Litigation
5.8               Filing Locations and Properties
5.9               Intellectual Property
5.10              Taxes
5.14              Subsidiaries, Joint Ventures, etc.
5.25              Lease Transaction Obligations
8.2               Existing Indebtedness
8.3               Existing Liens
8.4               Existing Guarantee Obligations
8.9               Existing Investments

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 27, 2003, among COOPERATIVE COMPUTING, INC., a Delaware corporation (the "Borrower"), COOPERATIVE COMPUTING HOLDING COMPANY, INC., a Delaware corporation ("CCHC"), the several banks and other financial institutions from time to time parties hereto (the "Lenders") and JPMORGAN CHASE BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, CCHC, certain lenders (the "Existing Lenders") and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of December 2, 2002 (as in effect immediately prior to the effectiveness of this Agreement, the "Existing Credit Agreement");

                  WHEREAS, in order to refinance and replace a portion of the Borrower's commitments and indebtedness under the Existing Credit Agreement, and for other purposes described herein, the Borrower has requested that the Lenders establish a $15,000,000 revolving credit facility (the "Facility") pursuant to which revolving credit loans may be made to the Borrower and letters of credit may be issued under the Facility for the account of the Borrower; and

                  WHEREAS, (i) the Existing Credit Agreement is being amended and restated pursuant to this Agreement, (ii) all Tranche B Term Loans, Swing Line Loans and Revolving Credit Loans (as each is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement will be repaid, and
(iii) all obligations of the Credit Parties under the Loan Documents (as such terms are defined herein) and all liens and security interests created under the Loan Documents will be continued, amended and restated as provided herein and therein and will not be cancelled or discharged;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Account Debtor": the party who is obligated on or under any Account Receivable.

                  "Accounts": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

                  "Accounts Receivable": all of the Accounts, Chattel Paper, General Intangibles, Instruments and Documents of the Borrower, whether secured or unsecured, and whether now existing or hereafter created or arising.

                  "Administrative Agent": as defined in the preamble to this Agreement.

                  "Affected Eurodollar Loans": as defined in Section 2.10(h).

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 51% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Third Amended and Restated Credit Agreement, as further amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
         (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMC as its prime rate in effect at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of
         (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or
         (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Alternate Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

                  "Applicable Margin": with respect to any Alternate Base Rate Loan, 2.50%; and with respect to any Eurodollar Loan, 3.50%; provided that in the event that the ratio of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries, as most recently determined in accordance with
         Section 8.1(c), is as set forth in the relevant column heading below for any quarterly period, any such Applicable Margin shall be as provided in the relevant column heading below, but in no event shall any such reductions be effective prior to December 31, 2003:

       Relevant Ratio               Applicable Margin for    Applicable Margin for
of Consolidated Total Debt to            Eurodollar           Alternate Base Rate
    Consolidated EBITDA                     Loans                     Loans
    -------------------                     -----                     -----
    Equal to or above 3.00x                 3.50%                    2.50%

    2.00x to but excluding 3.00x            3.00%                    2.00%

    Below 2.00x                             2.50%                    1.50%

         If the financial statements required to be delivered pursuant to
         Section 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 7.2(b), are delivered on or prior to the date when due (or, in the case of the fourth quarterly period of each fiscal year of the Borrower, if financial statements which satisfy the requirements of, and are delivered within the time period specified in, Section 7.l(b) and a related compliance certificate which satisfies the requirements of, and is delivered within the time period specified in, Section 7.2(b), with respect to any such quarterly period are so delivered within such time periods), then the Applicable Margin during the period from the date upon which such financial statements were delivered shall be the Applicable Margin as set forth in the relevant column heading above; provided, however, that in the event that the financial statements delivered pursuant to Section 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to
         Section 7.2(b), are not delivered when due, then:

                           (i) if such financial statements and certificate are
                  delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and certificate, then the Applicable Margin during the period from the date upon which such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

                           (ii) if such financial statements and certificate are
                  delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and certificate actually are delivered; and

                           (iii) if such financial statements and certificate
                  are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be determined as if the relevant ratio of Consolidated Total Debt to Consolidated EBITDA was above 3.00x (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

                  "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of Accounts Receivable in connection with a receivable financing transaction) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to paragraphs
         (a) through (c) and (e) through (i) of Section 8.6 (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of the Borrower and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in Section 2.10(f)).

                  "Assignee": as defined in Section 12.6(c).

                  "Assignment and Acceptance": an assignment and acceptance entered into by a Lender or an assignee, substantially in the form of Exhibit C.

                  "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate of (i) the aggregate unpaid principal amount at such time of all Loans made by such Lender, and (ii) an amount equal to such Lender's Commitment Percentage of the Letter of Credit Outstandings at such time; collectively, as to all the Lenders, the "Available Commitments."

                  "Borrower":  as defined in the preamble to this Agreement.

                  "Borrowing Base": at any time, an amount equal to eighty (80%) of the Eligible Accounts Receivable at such time. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate; provided, however, that the Borrowing Base may be adjusted or recalculated by the Administrative Agent at any time based on all information reasonably available to the Administrative Agent, including without limitation, the periodic reports and listings delivered to the Administrative Agent in accordance with Section 7.2. Notwithstanding anything to the contrary set forth above in this paragraph, the Administrative Agent reserves the right to adjust downward, to a level acceptable to the Administrative Agent in its commercially reasonable discretion, the eighty percent (80%) advance rate set forth above if the Borrower's average dilution percentage for all Accounts Receivable of the Borrower ever exceeds five percent (5%), based upon any field examination hereafter conducted by the Administrative Agent. For purposes hereof, "average dilution percentage" shall mean, for any period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate amount of credits, rebates, refunds, returns, allowances (other than customary allowances for doubtful accounts and allowances for return reserves), discounts, write-offs, contra accounts (other than customary allowances for doubtful accounts and allowances for return reserves), offsets and deductions which reduce the value and collectibility of the Accounts Receivable of the Borrower for such period, and the denominator of which is the aggregate dollar amount of the gross invoices or other functional equivalent thereof of the Borrower for such period. The "average dilution percentage" shall be calculated for one or more applicable calendar months, or other longer or shorter periods of time, as selected by the Administrative Agent in its commercially reasonable discretion.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent, together with all attachments required thereby.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3, 2.8 or 3.2 as a date on which the Borrower requests Lenders to make Loans hereunder or the Issuing Lender to issue a Letter of Credit hereunder.

                  "Business": the collective reference to the businesses of CCHC and the Borrower and their respective Subsidiaries, as conducted on the date hereof.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London interbank market.

                  "Capital Expenditures": expenditures (including, without limitation, (i) obligations created under Financing Leases but excluding payments made thereon, (ii) capitalized software and database expenditures, (iii) capitalized investments in service parts and (iv) purchase money Indebtedness in the year in which created but excluding payments made thereon) of the Borrower and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (x) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (y) with the proceeds of any casualty insurance or condemnation award, or (z) with the cash proceeds of any asset sale made pursuant to Section 8.6(d), applied or contractually committed to be applied within 180 days from receipt of such proceeds).

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments,
         (d) money market accounts or funds with or issued by Qualified Issuers,
         (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank that is not a Lender not in excess of $100,000 in the aggregate on deposit with any such bank or any Lender.

                  "CCHC":  as defined in the preamble to this Agreement.

                  "C/D Assessment Rate": for any day as applied to the Base CD Rate, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by JPMC to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of JPMC in the United States.

                  "C/D Reserve Percentage": for any day as applied to the CD Base Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a three month maturity and in an amount of $100,000 or more.

                  "Change of Control": (a) HMTF, its principals and Affiliates and management ("HMTFS") shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of CCHC, provided that the occurrence of the foregoing events shall not be deemed a Change of Control if (i) at any time prior to the consummation of an Initial Public Offering, and for any reason whatever, (A) HMTFS otherwise has the right to designate (and does so designate) a majority of the board of directors of CCHC or (B) HMTFS and their employees, directors and officers (the "HMTFS Group") owns of record and beneficially an amount of common stock of CCHC equal to at least 50% of the amount of common stock of CCHC (adjusted for stock splits, stock dividends and other similar events on an equitable basis) owned by the HMTFS Group of record and beneficially as of the Closing Date and such ownership by the HMTFS Group represents the largest single block of voting securities of CCHC held by any Person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) at any time after the consummation of an Initial Public Offering, and for any reason whatever, (A) no "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the HMTFS Group, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 15% of the voting shares then outstanding and (y) the percentage of the then outstanding voting stock of CCHC owned by the HMTFS Group and (B) the board of directors of CCHC shall consist of a majority of Continuing Directors, or (b) CCHC shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having all of the ordinary voting power for the election of directors of the Borrower or any Subsidiary of the Borrower, except as otherwise permitted under this Agreement.

                  "Chattel Paper: as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

                  "Closing Date": the date on which this Agreement becomes effective in accordance with Section 6.1.

                  "Code": the U.S. Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": the collective reference to all collateral in which the Collateral Agent purports to have a security interest pursuant to the Security Documents.

                  "Collateral Agent": JPMC in its capacity as collateral agent under the Security Documents.

                  "Commitment": as to any Lender, its obligation to make Loans to the Borrower pursuant to Section 2.1 and to participate in Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in
         Schedule 1.1 under the heading "Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Lenders, the "Commitments."

                  "Commitment Letter": the commitment letter dated May 27, 2003, relating, among other things, to the Loans made hereunder, addressed to the Borrower from JPMC and JPMSI and all exhibits thereto, as each of the same may be amended, supplemented or otherwise modified from time to time.

                  "Commitment Percentage": as to any Lender, the percentage of the aggregate Commitments constituted by its Commitment.

                  "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Consolidated Assets": at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, except that there shall be excluded therefrom cash and Cash Equivalents and equipment and other fixed assets held for sale.

                  "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles including, but not limited to, goodwill and organization costs, (v) other extraordinary noncash charges (in accordance with GAAP) (including non-cash currency exchange losses),
         (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business), and (vii) any non-cash losses resulting from the Borrower's investment in Internet Autoparts and HM Coop; and (B) minus, without duplication and to the extent reflected as a credit or gain in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business), and (ii) other extraordinary non-cash credits or gains (in accordance with GAAP) (including non-cash currency exchange gains) and (iii) any non-cash gains resulting from the Borrower's investment in Internet Autoparts and HM Coop; provided that for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") for purposes of Section 8.1, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall consummate an acquisition pursuant to Sections 8.9(k) or 8.9(l), the Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such Reference Period) and (ii) if at any time during such Reference Period the Borrower or any Subsidiary shall consummate the Designated Asset Sale or the sale of any line of business or product line, the Consolidated EBITDA for such Reference Period shall be reduced on a pro forma basis by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of the Designated Asset Sale or the sale of any line of business or product line.

                  "Consolidated Interest Expense": for any period, for any Person on a consolidated basis, the amount of interest expense for such Person during such period on the aggregate principal amount of its Indebtedness, which amount shall include any such interest expense in respect of Indebtedness under Financing Leases and purchase money Indebtedness permitted under Section 8.2(e) of such Person (such consolidated interest expense to include fees payable on account of letters of credit but to exclude amortization of debt discount (including discount of liabilities and reserves established under Accounting Principles Board Opinion No. 16 as in effect on the date hereof) and costs of debt issuance); provided that notwithstanding any provision to the contrary contained in this Agreement, for purposes of calculating Consolidated Interest Expense for any period prior to June 30, 2004, the interest expense component for the Senior Unsecured Notes shall be determined on an pro forma basis using the amount of interest scheduled to accrue under the Senior Unsecured Notes from and including the Closing Date until and including June 30, 2004.

                  "Consolidated Net Income": for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

                  "Consolidated Net Worth": at a particular date, with respect to any Person, the difference between (a) the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person at such date (excluding the aggregate amount of any non-cash goodwill impairment charges otherwise required to be taken by such Person since the Closing Date by (i) FAS 142 and any amendments, modifications or supplements thereto, or (ii) any additional FAS rules or regulations now or hereafter promulgated), and (b) the amount which, in conformity with GAAP, would be set forth opposite the caption "Total Liabilities" (or any like caption) on a consolidated balance sheet of such Person at such date.

                  "Consolidated Net Worth Adjustment Amount": an amount equal to, on any day, the sum of (a) seventy-five percent (75%) of the aggregate fiscal year-to-date Consolidated Net Income of the Borrower and its Subsidiaries as of the end of each fiscal quarter ending from and after the date hereof (commencing June 30, 2003) through and including the fiscal quarter ending on or immediately prior to the date in which such determination day occurs, and (b) the aggregate of all equity added to the consolidated balance sheet of the Borrower after the date hereof as a result of the Borrower's issuance and sale of its stock or any other equity interest in the Borrower. For purposes of calculating the Consolidated Net Worth Adjustment Amount, (i) if the Consolidated Net

         Income of the Borrower and its Subsidiaries is positive for the applicable fiscal year, such Consolidated Net Income amount for such fiscal year shall be permanently added to the Consolidated Net Worth Adjustment Amount, and (ii) there shall be no decrease or change in the Consolidated Net Worth Adjustment Amount if the Consolidated Net Income of the Borrower and its Subsidiaries is negative for the fiscal year-to-date or as of the end of any applicable fiscal year.

                  "Consolidated Total Debt": at a particular date, with respect to the Borrower, the aggregate principal amount of Indebtedness outstanding under this Agreement, Financing Leases, purchase money Indebtedness and any other Indebtedness for borrowed money of the Borrower and its Subsidiaries at such date other than Lease Transaction Obligations.

                  "Continuing Directors": the directors of CCHC on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of CCHC is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTFS in his or her election by the shareholders.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Parties": the collective reference to CCHC, the Borrower and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

                  "Customary License Terms": as defined in Section 5.24.

                  "Customer Partnerships": certain partnerships with customers of the Borrower, in existence on the date hereof or, if created after the date hereof, which engage in substantially the same business as is engaged in by such partnerships in existence on the date hereof and entered into subject to the provisions hereof, of which CCHC or one of its Subsidiaries is a general partner.

                  "Default": any of the events specified in Article 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Departing Lender": as defined in Section 6.1(b)(v).

                  "Designated Asset Sale": as defined in Section 8.6(k).

                  "Documents": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower or CCHC other than a Foreign Subsidiary; provided that none of FinanceCo, HM Coop or Internet Autoparts (if Internet Autoparts hereafter becomes a Subsidiary of the Borrower) shall be deemed to be a Domestic Subsidiary for purposes of this Agreement or any other Loan Document unless and until FinanceCo, HM Coop or Internet Autoparts (if Internet Autoparts hereafter becomes a Subsidiary of the Borrower), as applicable, becomes a guarantor of the Obligations under the Guarantee and Collateral Agreement.

                  "Eligible Accounts Receivable": at any time, all Accounts Receivable (excluding all interest and service charges thereon) arising in the ordinary course of Borrower's business which are subject to a first priority perfected Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, other than Accounts Receivable:

                  (a) owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account Receivable;

                  (b) owing by an Account Debtor who has failed to pay twenty-five percent (25%) or more of the aggregate amount of its Accounts Receivable owing to the Borrower within ninety (90) days after the dates of the respective original invoices or other writings evidencing such Accounts Receivable, except for Accounts Receivable which are insured or backed by credit insurance or a letter of credit acceptable to the Administrative Agent in all respects and such credit insurance or a letter of credit has been assigned to the Administrative Agent upon terms acceptable to the Administrative Agent in its discretion;

                  (c) owing by an Account Debtor whose total Accounts Receivable owing to the Borrower exceed ten percent (10%) of the aggregate value of all Accounts Receivable owing to the Borrower by all Account Debtors, or if the total Accounts Receivable owing to the Borrower by such Account Debtor exceed such ten percent (10%) limitation, Accounts Receivable of such Account Debtor up to such ten percent (10%) limitation shall be included within Eligible Accounts Receivable (subject to compliance with all other eligibility criteria) and only those Accounts Receivable of such Account Debtor exceeding such ten percent (10%) limitation shall be excluded from Eligible Accounts Receivable;

                  (d) that do not arise from the completed and outright sale or lease of goods and such goods have been shipped or delivered to the Account Debtor under such Account Receivable, or it arises from services rendered and such services have been completely performed, except that this restriction shall not apply to customary advance billings for support, professional and information services not to exceed $7,500,000 in the aggregate of the total Borrowing Base at any time;

                  (e) that are not evidenced by an invoice or some other evidence of billing acceptable to the Administrative Agent, or where the payments due thereon have not been billed and invoiced in a timely manner and in the ordinary course of the Borrower's business;

                  (f) evidenced by any Instrument, Chattel Paper or Document, unless such Instrument, Chattel Paper or Document, as applicable, has been endorsed and/or delivered by the Borrower to the Administrative Agent in a manner acceptable to the Administrative Agent in its discretion;

                  (g) that is not a valid, legally enforceable obligation of the Account Debtor thereunder, or which is subject to any offset, counterclaim, deduction, charge back or other defense on the part of such Account Debtor or to any claim or dispute on the part of such Account Debtor denying liability thereunder in whole or in part and no return, repossession, rejection, cancellation, or repudiation shall have occurred or have been threatened thereunder; but in each case only to the extent of such offset, counterclaim, deduction, chargeback or defense;

                  (h) that is subject to any sale of accounts, any rights of offset or Lien whatsoever other than in favor of the Administrative Agent or in respect of which the account debtor has not entered into an agreement acceptable to the Administrative Agent in its discretion to waive such offset rights; and in each case only to the extent of such sale, offset or Lien;

                  (i) owing by a Subsidiary or Affiliate of the Borrower, or by an Account Debtor which (i) does not maintain its chief executive office in the United States of America, or (ii) is not organized under the laws of the United States of America, or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof, except for an Account Receivable owed by any such Account Debtor which is (A) insured or backed by credit insurance or a letter of credit acceptable to the Administrative Agent in all respects and such credit insurance or a letter of credit has been assigned to the Administrative Agent upon terms acceptable to the Administrative Agent in its reasonable discretion, or (B) otherwise acceptable to the Administrative Agent in its sole discretion;

                  (j) payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, arising out of a bill and hold arrangement, subject to a retainage or holdback by the Account Debtor or insured by a surety company;

                  (k) owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to the satisfaction of the Administrative Agent to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect the Administrative Agent's security interest in such Account Receivable;

                  (l) owing by an Account Debtor for which the Borrower has received a notice of (i) the death of the Account Debtor,
                       (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the Account Debtor, (iii) the appointment of a receiver for any part of the property of the Account Debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition in bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Account Debtor; or

                  (m) having a significant or material risk of payment of all or any material portion thereof, as determined by the Administrative Agent in its reasonable discretion.

                  "Environmental Laws": any applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally binding requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which JPMC is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           Eurodollar Base Rate

                  1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Article 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Credit Agreement": as defined in the recitals to this Agreement.

                  "Existing Lenders": as defined in the recitals to this Agreement.

                  "Facility": as defined in the recitals to this Agreement.

                  "Fee Properties": the collective reference to the real properties owned in fee by the Borrower described on Part I of Schedule 5.8, including all buildings, improvements, structures and fixtures now or subsequently located thereon.

                  "FinanceCo": CCI/Triad Financial Holding Corporation, a California corporation.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Lease Subsidiaries": Tridex Leasing Limited, a United Kingdom company and TSC Leasing, a division of Triad Systems Canada Ltd., an Ontario corporation.

                  "Foreign Subsidiary": any Subsidiary of the Borrower or CCHC which is organized under the laws of any jurisdiction outside of the United States of America.

                  "GAAP": the generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination except that for purposes of Section 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 5.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" means: changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                  "General Intangibles": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Second Amended and Restated Guarantee and Collateral Agreement made by CCHC, the Borrower and the Domestic Subsidiaries in favor of the Collateral Agent for the ratable benefit of the Lenders, dated effective December 3, 2002, as joined in and supplemented by HM Coop and the Borrower for purposes of causing all Capital Stock in Internet Autoparts owned by HM Coop and the Borrower and all Capital Stock in HM Coop acquired by the Borrower to be included within the Pledged Stock, and as the same hereafter may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the board of directors of such Person in good faith.

                  "HM Coop": HM Coop LLC, a Delaware limited liability company.

                  "HMTF": Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

                  "HMTFS": as defined in the definition of "Change of Control".

                  "HMTFS Group": as defined in the definition of "Change of Control".

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and accrued expenses incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations under Interest Rate Agreements, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of bankers' acceptances or similar instruments issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, provided, however, that the amount of such Indebtedness of any Person described in this clause (e) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith; provided, further, that solely for purposes of Section 8.2(k) and (l), Lease Transaction Obligations shall be deemed to be Indebtedness of the Borrower and its Subsidiaries.

                  "Initial Public Offering": means an underwritten public offering of Capital Stock of CCHC pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1933, as amended.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Instrument": as defined in Section 9-102 of the Uniform Commercial Code of the State of New York.

                  "Intellectual Property": as defined in Section 5.9.

                  "Interest Payment Date": (a) with respect to any Alternate Base Rate Loan, the fifth day of each September, December, March and June, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period as to any Loan.

                  "Interest Period": (a) with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, to the extent available to all Lenders, nine or twelve months, thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, to the extent available to all Lenders, nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) no Interest Period shall extend beyond the
                  Termination Date; and

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof, which is entered into in the ordinary course of business and which is not entered into for speculative purposes.

                  "Internet Autoparts": Internet Autoparts, Inc., a Delaware corportion.

                  "Investments": as defined in Section 8.9.

                  "Issuer": as defined in the Guarantee and Collateral
         Agreement.

                  "Issuing Lender": JPMC or any of its Affiliates, each in its capacity as issuer of each Letter of Credit.

                  "JPMC": JPMorgan Chase Bank, a New York banking corporation.

                  "JPMSI": J.P. Morgan Securities Inc.

                  "L/C Commitment": the Issuing Lender's obligation to open Letters of Credit pursuant to Article 3 of this Agreement.

                  "L/C Obligation": the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement and the related Letter of Credit Application for any payment made by the Issuing Lender under any Letter of Credit.

                  "L/C Participating Interest": with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

                  "L/C Participation Certificate": a certificate in substantially the form of Exhibit B.

                  "Lease Accounting Change": as defined in Section 1.2.

                  "Leased Equipment": computer systems, software, accessories, upgrades and support, maintenance and data software subscriptions and third party equipment and/or trade fixtures owned by Triad Financial and the Foreign Lease Subsidiaries.

                  "Lease Transaction": leases of Leased Equipment by Triad Financial and the Foreign Lease Subsidiaries as lessors to third party customers in the ordinary course of business and the sale of the lease payments thereon to FinanceCo in exchange for a security interest in the lease payments, the Chattel Paper and the Leased Equipment; together, the "Lease Transactions".

                  "Lease Transaction Obligations": obligations of Triad Financial, the Foreign Lease Subsidiaries and FinanceCo incurred to finance Lease Transactions (a) the principal amount of which is computed based upon a discount of the lease payments due under such Lease Transactions, (b) which are unsecured or secured solely by Leased Equipment, Chattel Paper and/or lease payments due under such Lease Transactions that are not presented on CCHC's consolidated balance sheet and (c) which are treated as "off-balance sheet financing" under GAAP; provided that obligations of FinanceCo shall be deemed to be Lease Transaction Obligations only to the extent that the proceeds of such obligations are used to purchase from Triad Financial lease payments arising in Lease Transactions; provided further that up to $4,156,475 may be presented on CCHC's consolidated balance sheet as set forth on Schedule 5.25. It is the intention of the parties that a Lease Transaction Obligation may be created by FinanceCo only to the extent that it is created on a back-to-back basis with a corresponding Lease Transaction Obligation created by Triad Financial and that any such Lease Transaction Obligation created by

         FinanceCo is recourse to FinanceCo only to the extent that the corresponding Lease Transaction Obligation created by Triad Financial is recourse to Triad Financial.

                  "Leased Properties": the collective reference to the real properties leased by the Borrower and its Subsidiaries described on
         Part II of Schedule 5.8 including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by the Borrower.

                  "Lenders": as defined in the recitals to this Agreement.

                  "Letter of Credit": any Standby L/C or Trade L/C, collectively, the "Letters of Credit".

                  "Letter of Credit Application": with respect to (a) a Standby L/C, a Standby L/C Application and (b) a Trade L/C, a Trade L/C Application; collectively, the "Letter of Credit Applications."

                  "Letter of Credit Outstandings": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.5.

                  "License Products": as defined in Section 5.24.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": the collective reference to this Agreement, any Notes, the Letters of Credit, the Letter of Credit Applications, the Guarantee and Collateral Agreement, and all other agreements, instruments or certificates executed in connection with the Transactions, as the same may be amended, supplemented or otherwise modified.

                  "Material Adverse Effect": any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, assets, property, condition (financial or otherwise) or prospects of CCHC, the Borrower and their Subsidiaries taken as a whole, (b) the ability of CCHC, the Borrower and their Subsidiaries taken as a whole to perform their respective obligations under any of the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgages": the collective reference to each of the mortgages and deeds of trust to be executed and delivered by the Borrower and its Subsidiaries pursuant to Sections 7.9 and 7.10, in a form determined by Administrative Agent as necessary or desirable to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of the Borrower or any guarantor under the Loan Documents, as the same may be amended, supplemented, replaced, restated, or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Nonconsenting Lender": as defined in Section 4.9.

                  "Non-Excluded Taxes": as defined in Section 4.7(a).

                  "Non-Funding Lender": as defined in Section 4.4(c).

                  "Non-U.S. Lender": any Lender, any Issuing Lender, any Participant or any Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Note" and "Notes": as defined in Section 2.2.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, any other Loan Documents or any Interest Rate Agreement entered into with a Lender and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Participant": as defined in Section 12.6(b).

                  "Participating Lender": any Lender (other than the Issuing Lender) with respect to its L/C Participating Interest in a Letter of Credit.

                  "Permitted Acquisition": the acquisition by the Borrower and/or any of its Subsidiaries of businesses (whether pursuant to the acquisition of Capital Stock or assets constituting a business unit of any Person) related to their respective Businesses, as approved by the board of directors of the Borrower.

                  "Permitted Issuance": (a) the issuance by CCHC of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of CCHC or pursuant to any dividend reinvestment plan,
         (b) the issuance by CCHC of options or other equity securities of CCHC to outside directors, members of management or employees of CCHC, the Borrower or any Subsidiary of the Borrower, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the Security Documents,
         (d) the issuance by CCHC of shares of Capital Stock in connection with Permitted Acquisitions permitted under either Section 8.9(k) or Section 8.9(l), (e) the issuance to CCHC by the Borrower of its Capital Stock or the issuance to the Borrower or any Subsidiary (or any director, with respect to directors' qualifying shares) by any Subsidiary of the Borrower of any of their respective Capital Stock, in each case with respect to this clause (e) to the extent such Capital Stock is pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement (provided that only 65% of the Capital Stock of a Foreign Subsidiary is required to be so pledged), (f) cash payments made in lieu of issuing fractional shares of CCHC Capital Stock in an aggregate amount not to exceed $100,000, and (g) the issuance by CCHC of shares of Capital Stock of CCHC to infuse additional capital into CCHC in an aggregate amount not to exceed $10,000,000.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Notes": as defined in the Guarantee and Collateral Agreement.

                  "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

                  "Pro Forma Balance Sheet": as defined in Section 5.1(b).

                  "Pro Forma Statement of Operations": as defined in Section 5.1(b).

                  "Properties": as defined in Section 5.16.

                  "Qualified Issuer": any commercial bank (a) which has capital and surplus in excess of $100,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "Register": as defined in Section 12.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate at least 66-2/3%; provided, however, that if there are only two (2) Lenders, then "Required Lenders" shall mean both of such Lenders.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Person, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of such Person.

                  "Restricted Payments": as defined in Section 8.7.

                  "Revenue Recognition Change": as defined in Section 1.2.

                  "Securities and Exchange Commission": as defined in Section 7.1(a).

                  "Security Documents": the Guarantee and Collateral Agreement and any other collateral security document delivered to the Administrative Agent pursuant to Section 7.9, 7.10 or 7.12; individually a "Security Document."

                  "Senior Subordinated Notes": the unsecured senior subordinated notes of Borrower due February 1, 2008 issued by Borrower in the aggregate principal amount of $100,000,000 pursuant to the terms of that certain Indenture dated as of February 10, 1998 entered into by the Borrower in connection with such senior subordinated notes.

                  "Senior Unsecured Note Indenture": the Indenture dated as of June 27, 2003 entered into by the Borrower in connection with the issuance of the Senior Unsecured Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with
         Section 8.18.

                  "Senior Unsecured Notes": the unsecured senior notes of Borrower due June 27, 2011 issued by Borrower effective June 27, 2003 in the aggregate principal amount of $157,000,000 pursuant to the Senior Unsecured Note Indenture.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" and "Solvency": with respect to any Person on a particular date, that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "Standby L/C": an irrevocable letter of credit issued by the Issuing Lender pursuant to this Agreement for the account of the Borrower in respect of obligations of the type described in Section 3.1.

                  "Standby L/C Application": as defined in Section 3.2.

                  "Subordinated Indebtedness": unsecured senior subordinated Indebtedness or unsecured subordinated Indebtedness of the Borrower (including the Senior Subordinated Notes to the extent the same are not repurchased, redeemed or otherwise paid in full with proceeds of the Senior Unsecured Notes but excluding the Senior Unsecured Notes); provided that such indebtedness has (i) no maturity, amortization, mandatory redemption or purchase option (other than with asset sale proceeds, subject to the provisions of this Agreement, or following a change of control) or sinking fund payment prior to the eighth anniversary of the Closing Date (other than in respect of the Senior Subordinated Notes), (ii) no financial maintenance covenants, and (iii) such other terms and conditions (including, without limitation, interest rate, events of default, subordination and covenants) as shall be satisfactory to the Administrative Agent in its discretion.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that the Customer Partnerships shall be deemed Subsidiaries of the Borrower solely for purposes of Sections 8.2, 8.4 and 8.9 only; and provided further that Internet Autoparts (if it hereafter becomes a Subsidiary of the Borrower) shall not be deemed a Subsidiary of the Borrower for purposes of Article 8 hereof). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Termination Date": the earliest of (a) the third anniversary of the Closing Date and (b) the date upon which the Commitments shall be terminated pursuant hereto (including any termination pursuant to Article 9).

                  "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Commitments then constituted by its Commitment (or, if the Commitments have terminated or expired, the percentage of the aggregate outstanding Loans and risk interests in the Letter of Credit Outstandings then constituted by its outstanding Loans and risk interest in Letter of Credit Outstandings).

                  "Total Debt Ratio": the ratio of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries for a period of four consecutive fiscal quarters.

                  "Trade L/C": a commercial documentary letter of credit issued by the Issuing Lender pursuant to Section 3.1 for the account of the Borrower for the purchase of goods in the ordinary course of business.

                  "Trade L/C Application": as defined in Section 3.2.

                  "Tranche": the reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches".

                  "Transactions": the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement.

                  "Transferee": as defined in Section 12.6(f).

                  "Triad Financial": Triad Systems Financial Corporation, a California corporation.

                  "Type": as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

                  "U.S. Lender": any Lender, any Issuing Lender, any Participant or any Administrative Agent that is a United States person as defined in Section 7701(a)(30) of the Code.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any revisions thereof.

                  "U.S. Tax Compliance Certificate": as defined in Section 4.7(b)(ii).

                  "Wholly Owned Subsidiary": as to any Person, any Subsidiary of which such Person owns, directly or indirectly, all of the Capital Stock of such Subsidiary other than directors' qualifying shares or any shares held by nominees.

                  1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or any certificate or other document made or delivered pursuant hereto.

                  (a) As used herein and in any Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to CCHC and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that any change shall occur in
(i) the method by which Lease Transaction Obligations and the related obligations of the Borrower permitted pursuant to the terms of Section 8.4(h) of this Agreement are accounted for in the financial statements of CCHC and its Subsidiaries (a "Lease Accounting Change") or (ii) accounting principles relating to the recognition of revenue required by the promulgation of any rule, regulation, pronouncement or opinion by applicable authorities including, without limitation the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (a "Revenue Recognition Change"), all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Lease Accounting Change or Revenue Recognition Change, as the case may be, had not occurred.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each, a "Loan", collectively, "Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender's Commitment Percentage of all Letter of Credit Outstandings, not to exceed the amount of such Lender's Commitment. Notwithstanding the foregoing, the sum of all Letter of Credit Outstandings and the aggregate principal amount of the Loans outstanding at any time shall not exceed the lesser of (i) the Commitments and (ii) the Borrowing Base then in effect. During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (a) The Loans may from time to time be (i) Eurodollar Loans,
(ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 2.11.

                  2.2 Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Lender, in order to evidence such Lender's Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Note"), payable to the order of such Lender, or its valid and registered assigns, and in a principal amount equal to the amount of the initial Commitment of such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed to and constituting a part of its Note, and any such recordation shall, in the absence of manifest error and to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by any Lender to make any such recordation, or any error therein, shall not affect any of the obligations of the Borrower under such Note or this Agreement. Any Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with Section 4.1.

                  2.3 Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice may be telephonic and must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Any such telephonic borrowing notice shall be confirmed promptly by a written borrowing notice to the Administrative Agent, delivered by hand or by telecopy. Each borrowing under the Commitments shall be in an amount equal to (A) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $500,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 12.2 prior to 12:30 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.4 Commitment Fee; Administrative Agent Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 0.50% per annum on the average daily Available Commitment of such Lender during the period for which payment is made, payable in arrears on (i) the last day of each September, December, March and June and (ii) the Termination Date.

                  (a) The Borrower shall pay to JPMC, for its account, such fees as have been agreed to in writing by the Borrower and JPMC, in the amounts and on the dates set forth in such writing.

                  2.5 Termination or Reduction of Commitments (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the unutilized portion of the amount of the Commitments, provided that (i) the Commitments shall not be terminated if any Letters of Credit are outstanding and
(ii) any such termination of the Commitments shall be accompanied by prepayment in full of the Loans and L/C Obligations then outstanding, together with accrued interest thereon to the date of such prepayment, cancellation of all Letters of Credit (unless cash collateralized in accordance with the last sentence of this paragraph) and the payment of any unpaid commitment fee then accrued hereunder. Any such partial reduction shall be in an amount of $500,000, or a whole multiple of $100,000 in excess thereof, and shall reduce permanently the amount of the Commitments then in effect and shall further include any amounts due in respect thereof under Section 4.8. Upon termination of the Commitments, any Letter of Credit then outstanding which has been fully cash collateralized upon terms reasonably satisfactory to the Administrative Agent and the Issuing Lender shall no longer be considered a "Letter of Credit" as defined in Section 1.1, and any L/C Participating Interest heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall, at the election of the Issuing Lender, be deemed terminated but the letter of credit fees payable under Section
3.3 shall continue to accrue to the Issuing Lender with respect to such Letter of Credit until the expiry thereof.

                  (a) In the case of any reduction of the Commitments hereunder, to the extent, if any, that the sum of the Loans and the Letter of Credit Outstandings exceeds the Commitments as so reduced, the Borrower shall make a prepayment equal to such excess amount, the proceeds of which shall be applied first, to payment of the Loans then outstanding, second, to payment of any L/C Obligations then outstanding and last, to cash collateralize any outstanding Letter of Credit on terms reasonably satisfactory to the Administrative Agent and the Issuing Lender.

                  (b) The Commitments once terminated or reduced may not be reinstated.

                  2.6 [Reserved].

                  2.7 [Reserved].

                  2.8 Repayment of Loans.

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

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan of such Lender, on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain the Register pursuant to Section 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, in the absence of manifest error and to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  2.9 Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' (or one Business Day in the case of the payment of Alternate Base Rate Loans) irrevocable notice (no later than 12:00 noon, New York City time, on such day) to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and shall include any amounts due in respect thereof under Section 4.8.

                  2.10 Mandatory Prepayments and Commitment Reductions. (a) If at any time the sum of the Loans and the Letter of Credit Outstandings exceeds the lesser of the Borrowing Base and the Commitments (including at any time after any reduction of the Commitments pursuant to Section 2.5), the Borrower shall make a payment in the amount of such excess which payment shall be applied in the order set forth in Section 2.5(b). To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, the sum of the Loans and Letter of Credit Outstandings exceed the lesser of the Borrowing Base and the Commitments, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding

L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

                  (a) If at any time the Borrower or any Subsidiary shall receive any cash proceeds of any casualty or condemnation in excess of $2,000,000 permitted by Section 8.6(c), such proceeds shall be deposited with the Administrative Agent who shall hold such proceeds in a cash collateral account reasonably satisfactory to it. From time to time upon request, the Administrative Agent will release such proceeds to the Borrower or such Subsidiary, as necessary, to pay for replacement or rebuilding of the assets lost or condemned. If such assets are not replaced or rebuilt within one year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Borrower fails to notify the Administrative Agent in writing on or before 180 days after such casualty or condemnation that the Borrower shall commence the replacement or rebuilding of such asset, then, in either case, the Administrative Agent may apply any amounts in the cash collateral account to the repayment of the Loans.

                  (b) If the daily balance of cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries for each day in any 179 consecutive day period is in excess of $30,000,000 in the aggregate, the Borrower shall immediately prepay in full all Loans, if any, then outstanding, and the Borrower agrees that immediately after such prepayment and immediately after any repurchase or redemption of the Senior Unsecured Notes permitted under Section 8.18(b)(v), the Borrower and its Domestic Subsidiaries shall have at least $5,000,000 in the aggregate of unrestricted cash and Cash Equivalents.

                  (c) The provisions of this Section 2.10 shall not be in derogation of any other covenant or obligation of the Borrower and its Subsidiaries under the Loan Documents and shall not be construed as a waiver of, or a consent to departure from, any such covenant or obligation.

                  2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election in the form of the continuation or conversion certificate attached hereto as Exhibit G, provided that, unless the Borrower elects to deposit with the Administrative Agent the amount of any breakage costs and other Eurodollar Loan related costs to be incurred by the Borrower under this Agreement with respect to the prepayment or conversion of such Eurodollar Loan prior to the end of an Interest Period, any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Alternate Base Rate Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) any such conversion may only be made if, after giving effect thereto, Section 2.12 shall not have been contravened.

                  (a) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) if, after giving effect thereto, Section 2.12 would be contravened and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

                  2.12 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and so that there shall not be more than 10 Eurodollar Tranches at any one time outstanding.

                          ARTICLE 3. LETTERS OF CREDIT

                  3.1 The L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $5,000,000 or (ii) the sum of the Loans and Letter of Credit Outstandings of all the Lenders would exceed the lesser of (1) the Commitments of all of the Lenders and (2) the Borrowing Base then in effect. Each Letter of Credit shall (i) be either (x) a Standby L/C issued to provide credit support for insurance and other general corporate requirements of the Borrower and its Subsidiaries, or (y) a Trade L/C in respect of the purchase of goods or services by the Borrower and its Subsidiaries in the ordinary course of business and (ii) expire no later than the Termination Date. No Standby L/C shall have an expiry date more than 360 days after its date of issuance, and no Trade L/C shall have an expiry date more than 120 days after its issuance and no later than five Business Days prior to the Termination Date, provided that Standby L/C's may provide for the renewal thereof for additional periods not to exceed one year, but in any event no later than the Termination Date. Each Letter of Credit shall be denominated in Dollars.

                  (a) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any Participating Lender to exceed any limits imposed by, any applicable Requirement of Law.

                  (c) Any Letter of Credit issued and outstanding as of the Closing Date pursuant to the Existing Credit Agreement shall be deemed to be a Letter of Credit issued under this Agreement on the Closing Date.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender and the Administrative Agent at their respective addresses for notices specified herein a commercial letter of credit application in the Issuing Lender's then customary form (a "Trade L/C Application") or a standby letter of credit application in the Issuing Lender's then customary form (a "Standby L/C Application"), as the case may be, in each case completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as may be customary for letters of credit of the kind being requested and as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, upon receipt by the Issuing Lender of confirmation from the Administrative Agent that issuance of such Letter of Credit will not contravene Section 3.1, the Issuing Lender shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof and to each Lender promptly following the end of each month.

                  3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, a letter of credit commission with respect to each Letter of Credit for each day at a per annum rate equal to the Applicable Margin applicable to Loans bearing interest at the Eurodollar Rate of the daily face amount of such Letter of Credit, payable monthly in arrears on the last day of each month and on the Termination Date. A portion of such commission equal to 1/4 of 1% of the average daily face amount of such Letter of Credit shall be payable as a fronting fee to the Issuing Lender for its own account, and the remaining portion of such commission shall be payable to the Issuing Lender and the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Such commissions shall be nonrefundable.

                  (a) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (b) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the Participating Lenders all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.3.

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

                  3.4 L/C Participations. Effective on the date of issuance of each Letter of Credit, the Issuing Lender irrevocably agrees to grant and hereby grants to each Participating Lender, and each Participating Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such Participating Lender's own account and risk an undivided interest equal to such Participating Lender's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued by the Issuing Lender and the amount of each draft paid by the Issuing Lender thereunder. Each Participating Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, upon demand at the Administrative Agent's address specified in Section 12.2, an amount equal to such Participating Lender's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. On the date that any Assignee becomes a Lender party to this Agreement in accordance with Section 12.6, participating interests in any outstanding Letters of Credit held by the transferor Lender from which such Assignee acquired its interest hereunder shall be proportionately reallotted between such Assignee and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn or amounts otherwise paid thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever (including, without limitation, the occurrence or continuance of any Default or Event of Default), and that each such payment shall be made without offset, abatement, withholding or other reduction whatsoever.

                  (a) If any amount required to be paid by any Participating Lender to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any draft paid by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such Participating Lender shall pay to the Administrative Agent, for the account of the Issuing Lender, on demand, an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Participating Lender pursuant to Section 3.4(a) is not in fact made available to the Administrative Agent, for the account of the Issuing Lender, by such Participating Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such Participating Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. An L/C Participation Certificate of the Issuing Lender submitted to any Participating Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (b) Whenever, at any time after the Issuing Lender has paid a draft under any Letter of Credit and has received from any Participating Lender its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any reimbursement on account of such unreimbursed portion, or any payment of interest on account thereof, the Issuing Lender will pay to the Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such Participating Lender shall return to the Administrative Agent for the account of the Issuing Lender, the portion thereof previously distributed to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5 from the date such amounts become payable in accordance with the first sentence of this
Section 3.5 until payment in full, at the rate which would be payable on Alternate Base Rate Loans at such time.

                  3.6 Obligations Absolute. The Borrower's Obligations under this Article 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any other Person may have or have had against the Issuing Lender or any other Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or wilful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, including, without limitation, Article 5 thereof, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  3.8 Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application, including any reimbursement provisions contained therein, related to any

Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall prevail.

                         ARTICLE 4. GENERAL PROVISIONS

                  4.1 Interest Rates and Payment Dates. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (a) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (b) Upon the occurrence and during the continuance of any Event of Default specified in Section 9(a), the Loans and any overdue amounts hereunder shall bear interest at a rate per annum which is (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.1 plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section 4.1 plus 2%.

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 4.1 shall be payable from time to time on demand.

                  4.2 Computation of Interest and Fees. Interest on Alternate Base Rate Loans, Eurodollar Loans, commitment fees, interest on overdue interest and other amounts payable hereunder shall be calculated on the basis of a 360-day year except interest on Alternate Base Rate Loans (when based on the Prime Rate) shall be calculated on the basis of a year of 365/366, in either case for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (a) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.1(a), (b) or (c).

                  4.3 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do when the circumstances that prompted the delivery of such notice no longer exist), no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  4.4 Pro Rata Treatment and Payments. (a) Each borrowing and each conversion or continuation pursuant to Section 2.11 of Loans by the Borrower from the Lenders and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective principal amounts of such Loans held by the Lenders or the respective Commitment Percentages of the Lenders, as the case may be.

                  (a) Whenever (i) any payment received by the Administrative Agent under this Agreement or any Note or (ii) any other amounts received by the Administrative Agent for or on behalf of the Borrower (including, without limitation, proceeds of collateral or payments under any guarantee) is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement and any Note, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: First, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; Second, to the payment of all expenses due and payable under Section 12.5, ratably among the Administrative Agent and the Lenders in accordance with the aggregate amount of such payments owed to the Administrative Agent and each such Lender; Third, to the payment of fees due and payable under Sections 2.4 and 3.3(a), ratably among the Lenders in accordance with the Commitment Percentage of each Lender and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to Section 3.3(a); Fourth, to the payment of interest then due and payable under the Loans, ratably in accordance with the aggregate amount of interest owed to each such Lender; and Fifth, to the payment of the principal amount of the Loans and the L/C Obligations then due and payable and, in the case of proceeds of collateral or payments under any guarantee, to the payment of any other obligations to any Lender not covered in First through Fourth above ratably secured by such collateral or ratably guaranteed under any such guarantee, ratably among the Lenders in accordance with the aggregate principal amount and, in the case of proceeds of collateral or payments under any guarantee, the obligations secured or guaranteed thereby owed to each such Lender.

                  (b) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Loan or (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, any payment made on account of the principal of the Loans outstanding shall be made as follows:

                           (i) in the case of any such payment made on any date
                  when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6.2 to such reborrowing, such payment shall be made on account of the outstanding Loans held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Loans of such Lenders;

                           (ii) otherwise, such payment shall be made on account
                  of the outstanding Loans held by the Lenders pro rata according to the respective outstanding principal amounts of such Loans; and

                           (iii) any payment made on account of interest on the
                  Loans shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Loans with respect to which such payment is being made.

The Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to this paragraph as the Administrative Agent may reasonably request. Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 712 Main, Houston, Texas 77002, in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of Section 4.4(b) promptly upon receipt in like funds as received. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (1) of the definition of "Interest Period") and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would

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

constitute its relevant Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's relevant Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's relevant Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.4(e) shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

                  4.5 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law; provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow the Lender or its lending office to continue to perform its obligations to make Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.8. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Loans or to convert Alternate Base Rate Loans into Eurodollar Loans shall be reinstated.

                  4.6 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any

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

request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Loan, any Note, any Letter of Credit or any Letter of Credit Application or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 4.7 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (including, without limitation, letters of credit) by, or any other acquisition of funds by, any office of such Lender; or

                           (iii) shall impose on such Lender any other
                  condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.6, it shall promptly notify (in any event no later than 90 days after such Lender becomes entitled to make such claim) the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 4.6, the Borrower may convert all Eurodollar Loans of such Lender then outstanding into Alternate Base Rate Loans in accordance with Section 2.11 and, additionally, reimburse such Lender for any cost in accordance with Section 4.8. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for nine months following such termination and repayment.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any

Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a prompt written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than ninety days prior to the date that such lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided, further that, if the circumstances giving rise to such claim have a retroactive effect, then such ninety day period shall be extended to include the period of such retroactive effect. This covenant shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder for nine months following such termination and repayment.

                  (c) A certificate as to any additional amounts payable pursuant to this Section 4.6 showing in reasonable detail the calculation thereof and certifying that the applicable Lender is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.

                  4.7 Taxes. (a) Except as provided below in this Section, all payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, (i) net income taxes and franchise taxes imposed in lieu of net income taxes and
(ii) any United States withholding taxes payable with respect to payments under this Agreement or the Notes under laws (including any governing statute, treaty or regulation) in effect on the Closing Date (or (x) in the case of an Assignee, the date of the Assignment and Acceptance and (y) in the case of a Participant, the date of the related purchase) applicable to any Lender, the Issuing Lender, the Administrative Agent, or any Participant, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, any Lender or the Issuing Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent, such Lender or the Issuing Lender shall be increased to the extent necessary to yield to the Administrative Agent, such Lender or the Issuing Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to the Administrative Agent, any Lender or the Issuing Lender if the Administrative Agent, such Lender or the Issuing Lender fails or is unable to comply with the requirements of paragraph (b) or (c) of this Section 4.7. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or the Issuing Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Lenders and the Issuing Lender, as the case may be, for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, any Lender or the Issuing Lender as a result of any such failure. The agreements in this Section 4.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                  (b) Each Non-U.S. Lender and each U.S. Lender shall:

                           (i) (x) in the case of a Non-U.S. Lender (other than an Existing Lender that has previously delivered to the Borrower and the Administrative Agent a form or certification described in this Section 4.7(b)) on or before the date of any payment by the Borrower under this Agreement or any Notes to such Non-U.S. Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying to its entitlement to treaty benefits and, if applicable, certifying that it is entitled to an exemption from United States backup withholding tax) or W-8ECI (certifying that the income received is effectively connected with a U.S. trade or business and, if applicable, certifying that it is entitled to an exemption from United States backup withholding tax), or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement, any Notes and any Loan Document without any deduction or withholding of any United States federal income taxes or, in the case of a U.S. Lender, on or before the date of any payment under this Agreement to such Lender, deliver to the Borrower and the Administrative Agent two properly completed copies of United States Internal Revenue Service Form W-9 or successor applicable form, as the case may be, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax (for purposes of this Section 4.7(b), a U.S. Lender shall not include (x) a U.S. Lender that may be treated as an exempt recipient based on the indicators described in Treas. Reg. Section 1.6049-4(c)(1)(ii)) or (y) a U.S. Lender that is an Existing Lender);

                             (y) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and at any other time or times reasonably requested by the Borrower; and

                             (z) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

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

                           (ii) in the case of any Non-U.S. Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with sub-paragraph (i) of this paragraph (b), (x) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code,
                  (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a "10-percent shareholder" within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code and (3) is not a "controlled foreign corporation" receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (any such certificate a "U.S. Tax Compliance Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Non-U.S. Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) or 871(h) of the Code with respect to payments to be made under this Agreement, any Notes and any Loan Document (and to deliver to the Borrower and the Administrative Agent two further copies of Form W-8BEN on or before the date it expires or becomes obsolete, after the occurrence of any event requiring a change in the most recently provided form and at any other time or times reasonably requested by the Borrower and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement, any Notes and any Loan Document;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender, the Issuing Lender or the Administrative Agent, as the case may be, hereunder which renders any such forms and certificates previously delivered by such Lender, the Issuing Lender or the Administrative Agent, as the case may be, inapplicable or which would prevent such Lender, the Issuing Lender or the Administrative Agent, as the case may be, from duly completing and delivering such form or certificate with respect to it and such Lender, the Issuing Lender or the Administrative Agent, as the case may be, so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender, the Issuing Lender or the Administrative Agent or a Participant pursuant to Section 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section; provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  (b) Each Lender, the Issuing Lender and the Administrative Agent, as the case may be, shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement, any Notes or any Loan Document may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Lender, the Issuing Lender and the Administrative Agent, as the case may be, is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (c) Each Lender, the Issuing Lender and the Administrative Agent agrees that, upon the occurrence of any event giving rise to an obligation of the Borrower under this Section 4.7 with respect to such Lender, Issuing Lender or Administrative Agent, it will, if requested by the Borrower, use reasonable efforts (subject to overall internal policy, legal and regulatory considerations) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, Issuing Lender or Administrative Agent, causes it or its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender, Issuing Lender or Administrative Agent pursuant to this Agreement.

                  (d) In the event that the Administrative Agent, any Lender, or the Issuing Lender determines, in its sole good-faith discretion, that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.7, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.7 with respect to Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Issuing Lender or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent, Issuing Lender or such Lender agrees to repay the amount paid over to the Borrowerer (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority solely with respect to such refund of Non-Excluded Taxes as determined in the sole good-faith discretion of the Lender) to the Administrative Agent, Issuing Lender or such Lender in the event the Administrative Agent, Issuing Lender, or such Lender is required to pay such refund to such Governmental Authority. Nothing contained in this paragraph shall interfere with the right of the Administrative Agent, the Issuing Lender or such Lender to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from other credits, relief, remissions or repayments to which it may be entitled.

                  4.8 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this Section 4.8 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 4.8. This covenant shall survive the termination of this Agreement and the payment of any Notes and all other amounts payable hereunder for a period of nine months thereafter.

                  4.9 Replacement of Lender. If at any time (a) the Borrower becomes obligated to pay additional amounts described in Sections 4.5, 4.6 or
4.7 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Loans pursuant to Section 4.5, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers, (c) any Lender becomes a "Nonconsenting Lender" or (d) any Lender becomes a "Non-Funding Lender", then the Borrower may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to Section 12.6(c) all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Administrative Agent for a purchase price equal to the outstanding principal amount of such Lender's Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under Section 4.8 as though such Loans were being paid instead of being purchased); provided that (i) the Borrower shall have no right to replace the Administrative Agent, (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this Section 4.9, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Administrative Agent of its failure to agree to any requested consent, waiver or amendment or (B) the Lender shall have demanded payment of additional amounts under one of the Sections described in clause (a) of this Section 4.9, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this
Section 4.9, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 12.1 and (z) Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Borrower's right to replace a Non-Funding Lender pursuant to this Section
4.9 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Non-Funding Lender under this Agreement, at law, in equity, or by statute.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and to issue and participate in Letters of Credit, CCHC and the Borrower hereby represent and warrant to the Administrative Agent and each Lender that:

                  5.1 Financial Condition. (a) The audited consolidated financial statements of CCHC for the fiscal years ended September 30, 2000 and 2001 and the audited consolidated financial statements of the Borrower for the fiscal years ended September 30, 2002 , reported on by Ernst & Young, LLP, copies of which have heretofore been furnished to each Lender present fairly in all material respects the consolidated financial position of CCHC or the Borrower, as applicable, as at such dates, and the consolidated results of CCHC's or the Borrower's operations, as applicable, and CCHC's or the Borrower's cash flows, as applicable, for the fiscal periods then ended. The unaudited consolidated financial statements of the Borrower for the calendar month and year-to-date periods ending April 30, 2003, certified by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Borrower as of such date, and the consolidated results of the Borrower's operations and the Borrower's cash flow for the calendar month and year-to-date periods then ended. All such financial statements and the related schedules and notes thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither CCHC nor any of its Subsidiaries had as at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which has any reasonable likelihood of resulting in a material cost or loss.

                  (a) The pro forma balance sheet of the Borrower and its Subsidiaries (the "Pro Forma Balance Sheet") and the pro forma condensed consolidated statement of operations of the Borrower and its Subsidiaries (the "Pro Forma Statement of Operations"), certified by a Responsible Officer of CCHC and the Borrower, copies of which have been heretofore furnished to each Lender, are the pro forma unaudited balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2003, and the pro forma unaudited condensed consolidated statement of operations of the Borrower and its consolidated Subsidiaries for the twelve months ended September 30, 2003, adjusted to give effect (as if such events had occurred on September 30, 2003) to (i) the consummation and funding of the Senior Unsecured Notes and the contemplated disbursement and use of the proceeds thereof (including without limitation, the payment of all obligations then outstanding under the Existing Credit Agreement as required under Section 6.1(b)(i)), (ii) the payment of fees, expenses and financing costs related to the Transactions, and (iii) the consummation of the other Transactions in accordance with the Loan Documents. The Pro Forma Balance Sheet and the Pro Forma Statement of Operations, together with the notes thereto, were prepared based on good faith assumptions as of the date of delivery thereof, and reflect on a pro forma basis the financial position of the Borrower and its Subsidiaries as at September 30, 2003 and for the twelve-month period ending September 30, 2003, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred at September 30, 2003.

                  5.2 No Change. Since April 30, 2003 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of CCHC or the Borrower except as listed on Schedule 5.2 or otherwise permitted hereby nor has any of the Capital Stock of CCHC or the Borrower been redeemed, retired, purchased or otherwise acquired for value by CCHC or Borrower or any of their Subsidiaries.

                  5.3 Corporate Existence; Compliance with Law. CCHC and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Affect.

                  5.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, any of the Notes and the other Loan Documents to which it is a party and, with respect to the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of, or the granting of any security interests under, this Agreement, any of the Notes and the other Loan Documents and to authorize the execution, delivery and performance of this Agreement, any of the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, this Agreement, any of the Notes or the other Loan Documents to which any Credit Party is a party, except for (i) those set forth on Schedule 5.4, each of which have been made or taken and are in full force and effect, (ii) consents under immaterial Contractual Obligations and (iii) those referred to in Section 5.18. This Agreement, any Note and each of the other Loan Documents has been duly executed and delivered on behalf of each Credit Party thereto. This Agreement, any Note and each of the other Loan Documents constitutes a legal, valid and binding obligation of each Credit Party

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

thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  5.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of any Credit Party or of any of its Subsidiaries.

                  5.6 No Material Litigation. Except as set forth in Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of CCHC and the Borrower, threatened by or against any of the Credit Parties or any of their Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any Notes, the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  5.7 No Default. None of the Credit Parties or any of their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Liens. Each of the Credit Parties and their Subsidiaries has good record and indefeasible title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 8.3. Such real and other properties comprise all of the properties the use of which is necessary for the conduct of such Credit Party's or such Subsidiaries' business as presently conducted and as proposed to be conducted by it. As of the date hereof, the Fee Properties listed on Part I of Schedule 5.8 constitute all the real properties owned in fee by the Borrower or its Subsidiaries and the Leased Properties listed on Part II of Schedule 5.8 constitute all of the real properties leased by the Borrower or its Subsidiaries. As of the date hereof, each of the leases with respect to material Leased Properties listed on Part II of Schedule 5.8 is in full force and effect.

                  5.9 Intellectual Property. Each of the Credit Parties and their Subsidiaries owns, or is validly licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the knowledge of CCHC and the Borrower, and except as set forth on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does CCHC or the Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Credit Parties and their Subsidiaries does not

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

infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.10 Taxes. Except as set forth on Schedule 5.10, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all federal and all other material tax returns which, to the knowledge of CCHC and the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any such taxes, assessments, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be, and (ii) taxes, assessments, fees or other charges imposed by any Governmental Authority, other than income taxes imposed by the United States of America, with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  5.12 ERISA. Except where the liability, individually or in the aggregate, which could reasonably be expected to result has not had or could not reasonably be expected to have a Material Adverse Effect: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan; (ii) each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen and remains outstanding, during such five-year period; (iv) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect; (v) none of the Credit Parties nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the best knowledge of the Credit Parties, none of the Credit Parties nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Credit Parties or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; (vi)

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

no such Multiemployer Plan is in Reorganization or Insolvent; (vii) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

                  5.13 Investment Company Act; Other Regulations. Neither CCHC nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither CCHC nor any of its Subsidiaries is subject to regulation under any Requirement of Law which limits its ability to incur Indebtedness.

                  5.14 Subsidiaries, Etc. As of the date hereof, the only Subsidiaries of CCHC, and the only partnerships or joint ventures in which CCHC or any of its Subsidiaries has an interest are those listed on Schedule 5.14. As of the date hereof, CCHC owns the percentage of the Capital Stock or other evidences of the ownership of each Subsidiary, partnership or joint venture listed on Schedule 5.14 as set forth on such Schedule. As of the date hereof, no such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Capital Stock, and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures owned by the Borrower and its Subsidiaries are so owned free and clear of all Liens, warrants, options or rights of others of any kind except as set forth in Schedule 5.14.

                  5.15 Purpose of Loans. The proceeds of the Loans shall be used for working capital purposes and other general corporate purposes of the Borrower and the Subsidiaries.

                  5.16 Environmental Matters. The facilities and properties owned, leased or operated by CCHC or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, or (ii) could materially and adversely interfere with the continued operation of the Properties, or (iii) materially impair the fair saleable value thereof except in each case insofar as such violation, liability, interference, or reduction in fair market value, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (a) The Business, Properties and all operations at the Properties are, and to the knowledge of CCHC and the Borrower have been, in compliance in all material respects with all applicable Environmental Laws except for noncompliance which is not reasonably likely to result in a Material Adverse Effect.

                  (b) Neither CCHC nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does CCHC or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or

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

threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law in effect at the time of the making of this representation, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law in effect at the time of the making of this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of CCHC or the Borrower, threatened, under any Environmental Law to which CCHC or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  (e) There has been no release or, to the best knowledge of CCHC or the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of CCHC or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws in effect at the time of making this representation except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

                  5.17 Disclosure. No information, financial statement, report, certificate or other document prepared or furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document (but excluding all projections and pro forma financial statements covered by the next succeeding sentence) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of CCHC and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, there is no fact known to any Credit Party (other than general economic conditions, which conditions are commonly known and affect businesses generally) which has, or which could reasonably be expected to have, in the reasonable judgment of such Credit Party, a Material Adverse Effect.

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                  5.18 Guarantee and Collateral Agreement. The Guarantee and
Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Stock or the Pledged Notes, as the case may be, described therein and proceeds thereof and all actions have been taken to cause the Guarantee and Collateral Agreement to constitute a fully perfected first Lien on, and security interest in, all right, title and interest of CCHC, the Borrower, HM Coop and their Domestic Subsidiaries party thereto in such Pledged Stock or Pledged Notes, as the case may be, described therein and in proceeds thereof superior in right to any other Person.

                  (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 5.8 or in the Guarantee and Collateral Agreement, and the other actions required to be taken by the Guarantee and Collateral Agreement have been taken, the Guarantee and Collateral Agreement shall constitute fully perfected, first priority Liens on, and security interests in, all right, title and interest of CCHC, the Borrower and their Subsidiaries party thereto in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

                  5.19 Solvency. Each of CCHC and the Borrower is, individually and together with its Subsidiaries, Solvent.

                  5.20 No Fees. None of the Credit Parties nor any of their Subsidiaries is under any obligation to pay any broker's fees, finder's fee, commission, transaction fee or expenses in connection with the transactions contemplated by this Agreement or the other Loan Documents.

                  5.21 Insurance. The insurance maintained by or reserved against on the books of CCHC, the Borrower and their Subsidiaries is sufficient to protect CCHC, the Borrower and their Subsidiaries against such risks as are usually insured against in the same general area by companies engaged in the same or similar business. None of CCHC, the Borrower or any of their Subsidiaries is in default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance (other than in connection with the replacement of any such policy). None of CCHC, the Borrower or any of their Subsidiaries has made any material claims under any policy of insurance with respect to which the insurance carrier has denied liability.

                  5.22 Labor Matters. There are no strikes pending or, to the knowledge of CCHC or the Borrower, threatened against CCHC or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of CCHC and each of its Subsidiaries have not been in violation of any applicable United States labor laws, rules or regulations or any other applicable laws, rules or regulations, except where such violations could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which CCHC or any of its Subsidiaries (or any predecessor) is a party or by which CCHC or any of its Subsidiaries (or any predecessor) is bound.

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

                  5.23 Senior Indebtedness. The Obligations constitute Indebtedness senior in right to any and all Subordinated Indebtedness now or hereafter existing pursuant to the terms of any document evidencing, governing or related to any Subordinated Indebtedness or guarantees thereof. The obligations of each Subsidiary which is a Guarantor under the Guarantee and Collateral Agreement constitute obligations senior in right to any and all guarantees, if any, by such Subsidiary of any Subordinated Indebtedness now or hereafter existing pursuant to the terms of any document evidencing, governing or related to the applicable Subordinated Indebtedness or guarantees thereof.

                  5.24 Provision of License Products; Non-Competition, Etc. No Credit Party is party to any agreement, whether written or oral, providing for
(i) the grant by CCHC or any of its Subsidiaries of any right or license to use any Intellectual Property (as defined in the Guarantee and Collateral Agreement) of CCHC or any of its Subsidiaries (including, without limitation, the use of any electronic catalog products) or (ii) the rendering of any related service in connection with such grant (collectively, "License Products") to any Person (other than an Affiliate), except for any such agreement (or a related agreement or agreements) that contains such confidentiality, non-solicitation and non-competition provisions as are customary in the Borrower's line of business and in the ordinary course of business (as determined reasonably and in good faith by the Borrower) ("Customary License Terms").

                  5.25 Lease Transactions; Lease Transaction Obligations. As of the Closing Date, none of the Credit Parties nor any of their Subsidiaries is a party to any Lease Transaction Obligations other than as listed on Schedule 5.25 hereto.

                  5.26 Status of Accounts Receivables and Other Collateral. The Borrower will only include those Accounts Receivable that are Eligible Accounts Receivable in any computation by the Borrower of the Borrowing Base. The Borrower represents and warrants as follows: (a) the Borrower is and shall be the sole owner, free and clear of all Liens except as permitted in Section 8.3, of each such Eligible Account Receivable and (b) each such Eligible Account Receivable is and shall be a good and valid Account Receivable representing the undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor thereunder. The Borrower will, promptly after any Responsible Officer learns thereof, report to the Administrative Agent any matters materially affecting the value, enforceability or collectability of any such Eligible Account Receivable, and the Borrower shall not redate any invoice or sale or make or allow to be made sales on extended dating beyond what is customary in the industry.

                  5.27 Senior Unsecured Notes. Each of the Senior Unsecured Notes and the Senior Unsecured Note Indenture constitutes the valid and binding obligations of each of the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and other laws affecting creditors' rights generally and by general principles of equity. The Borrower has no knowledge that any of the representations and warranties contained in the Senior Unsecured Notes or the Senior Unsecured Note Indenture were untrue or incorrect in any material respect on and as of the date given or, except as disclosed in writing to the Administrative Agent prior to the Closing Date, that any of the material terms thereof have been modified, amended or waived.

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                        ARTICLE 6. CONDITIONS PRECEDENT

                  6.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it and of the Issuing Lender and each Lender to issue and participate in Letters of Credit is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit on the Closing Date (which shall in no event occur later than June 30, 2003), of the following conditions precedent:

                  (a) Agreement; Notes. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized Responsible Officer of each of CCHC and the Borrower with a counterpart for each Lender and (ii) for the account of each of the Lenders which has requested a Note pursuant to Section 2.2, a Note conforming to the requirements hereof and executed and delivered by a duly authorized Responsible Officer of the Borrower and (iii) the joinder and supplemental agreement to the Guarantee and Collateral Agreement, executed and delivered by a duly authorized Responsible Officer of HM Coop and Borrower.

                  (b) Existing Credit Agreement. (i) All Revolving Credit Loans, Swing Line Loans and Tranche B Loans (as each is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, together with all accrued unpaid interest, fees, commissions and other amounts owing under the Existing Credit Agreement, shall have been paid.

                           (ii) Each Existing Lender which will not continue as
                  a Lender hereunder (a "Departing Lender") shall deliver to the Administrative Agent an acknowledgment that (A) its Tranche B Term Loan Commitment and Swing Line Commitment (as both are defined in the Existing Credit Agreement) have been terminated and (B) its Revolving Credit Commitment (as defined in the Existing Credit Agreement) under the Existing Credit Agreement is being assigned and reallocated as set forth herein.

                  (c) Corporate Proceedings of the Credit Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or duly authorized committee of each of CCHC, the Borrower and HM Coop authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and under the Senior Unsecured Notes, and (iii) the transactions contemplated by the Transactions (to the extent applicable to such Person), certified by the Secretary or an Assistant Secretary (or authorized member) of each of CCHC, the Borrower and HM Coop as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Secretary or an Assistant Secretary (or authorized member) of each of CCHC, the Borrower and HM Coop, dated the Closing

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

         Date, as to the incumbency and signature of the Responsible Officers of such Person executing each Loan Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto and thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary (or authorized member).

                  (e) Organization Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each of the Credit Parties that is a corporation or of the certificate of organization and operating agreement of each of the Credit Parties that is a limited liability company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or authorized member) of each of the Credit Parties.

                  (f) Consents, Licenses and Approvals. (i) All governmental and material third party approvals (including landlords' and other consents) reasonably required by the Administrative Agent in connection with the Transactions and execution, delivery and performance of the Loan Documents and the continuing operation of the Business shall have been obtained and be in full force and effect, (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on CCHC, any of its Subsidiaries or the Transactions and (iii) the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of each of the Credit Parties (A) attaching copies of all consents, authorizations and filings referred to in Section 5.4, and (B) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (g) Fees. JPMC shall have received the fees referred to in
         Section 2.4 to be received on the Closing Date and the Administrative Agent shall have received a certificate in a form acceptable to it from a Responsible Officer certifying that the total aggregate amount of all fees and expenses incurred or to be incurred in connection with the Transactions are only those expressly agreed to by the Administrative Agent and the Borrower.

                  (h) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a borrowing certificate substantially in the form of Exhibit E hereto and dated the Closing Date, executed by a Responsible Officer of each of the Borrower and the Guarantor.

                  (i) Borrowing Base Certificate. The Administrative Agent shall have received a completed Borrowing Base Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower.

                  (j) [Reserved]

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                  (k) No Defaults. There shall exist no breach of or default (or condition which would constitute a default with the giving of notice or the passage of time) under any capital stock, financing agreements, lease agreements or other Contractual Obligation of CCHC, the Borrower or any of their Subsidiaries which, in any case or in the aggregate, would have a Material Adverse Effect.

                  (l) Legal Opinions. The Lenders shall have received, with a copy for each Lender, from Weil, Gotshal & Manges LLP, special counsel to CCHC, the Borrower and HM Coop, a legal opinion substantially in the form of Exhibit D.

                  (m) Perfection. All filings and other actions required to continue or create and perfect, as applicable, a first priority security interest in all collateral granted to the Administrative Agent pursuant to the Security Documents shall have been duly made or taken, and all such collateral shall be free and clear of other Liens except as permitted hereby. The Administrative Agent shall have received evidence satisfactory to it that UCC-3 termination statements and other Lien release documentation shall have been duly executed and properly filed, and all other necessary actions shall have been duly taken, to the extent necessary to effect the complete and irrevocable release of all Liens, if any, other than those permitted pursuant to Section 8.3 on the assets of CCHC and its Subsidiaries.

                  (n) Insurance. The Administrative Agent shall have received an insurance certificate from Aon Risk Services, dated the Closing Date (or any earlier date acceptable to the Administrative Agent), and other evidence satisfactory to it that CCHC, the Borrower and their Subsidiaries have obtained the insurance policies required by this Agreement and by the Security Documents.

                  (o) Consummation and Funding of Senior Unsecured Notes Transaction. The Administrative Agent shall have received reasonably satisfactory evidence that the Senior Unsecured Notes transaction has been duly and validly consummated, and the Borrower has received all of the net proceeds of the Senior Unsecured Notes, without modification, amendment or waiver of any material provisions of any of the Senior Unsecured Notes or the Senior Unsecured Note Indenture (except for such modifications, amendments or waivers as shall have been approved in writing by the Required Lenders), all in accordance with the terms, conditions and provisions of the Senior Unsecured Notes and the Senior Unsecured Note Indenture.

                  (p) Partial Repurchase or Redemption of Senior Subordinated Notes. Not less than $82,524,400 of the Senior Subordinated Notes shall have been repurchased, redeemed or otherwise paid with proceeds of the Senior Unsecured Notes.

                  (q) Financial Statements. The Lenders shall have received (i) the financial statements referred to in Section 5.1 and (ii) unaudited interim financial statements of the Borrower and its Subsidiaries for each fiscal quarterly period ended subsequent to March 31, 2003 as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material

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         adverse change in the financial condition of any of them as reflected in the financial statements or projections previously furnished to the Lenders.

                  (r) Post-Transaction Financial Position. The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of CCHC and the Borrower to the effect that on the Closing Date after giving effect to the Transactions, there shall exist no Indebtedness of CCHC and its consolidated Subsidiaries (including the Borrower) (excluding Indebtedness incurred pursuant to this Agreement and any Notes and Indebtedness permitted by Section 8.2 and Section 11.6(i)).

                  (s) Guarantee and Collateral Agreement. The Administrative Agent shall have received the Pledged Stock pledged pursuant to the Guarantee and Collateral Agreement (including the Capital Stock in HM Coop and in Internet Autoparts described in Section 8.9(m)), together with undated stock powers endorsed in blank for each stock certificate representing such Pledged Stock, or, as applicable, such other documents or modifications required by the Guarantee and Collateral Agreement. The Administrative Agent shall have received, on behalf of the Lenders, each Pledged Note pledged pursuant to the Guarantee and Collateral Agreement, endorsed as required by the Guarantee and Collateral Agreement, and the acknowledgement and consent of the maker of each such Pledged Note.

                  (t) [Reserved]

                  (u) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened (including, without limitation, any proposed statute, rule or regulation) which, in the reasonable opinion of the Lenders, could have a Material Adverse Effect.

                  (v) No Adverse Change. There shall not have occurred any change, or development or event involving a prospective change, which in either case in the reasonable opinion of the Lenders, could have a Material Adverse Effect. The Lenders shall not have become aware of any previously undisclosed materially adverse information with respect to
         (i) the Transactions or the business, assets, operations, condition (financial or otherwise) or prospects of CCHC, the Borrower and their Subsidiaries, taken as a whole, (ii) their ability to perform their obligations under this Agreement, any Note or the other Loan Documents or (iii) the rights and remedies of the Lenders.

                  (w) Other Documentation. All other documentation, including, without limitation, any tax sharing agreement, employment agreement, management compensation arrangement or other financing arrangement of CCHC or any of its Subsidiaries, as reasonably requested by the Administrative Agent, each of which shall be reasonably satisfactory in form and substance to the Lenders.

                  6.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) or of the

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Lenders and the Issuing Lender to issue or participate in any Letter of Credit is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Credit Parties and their Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on such date.

                  (c) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a borrowing certificate substantially in the form of Exhibit E hereto and dated on such date, executed by a Responsible Officer of each of the Borrower and the Guarantor.

                  (d) Borrowing Base Certificate. If requested by the Administrative Agent, the Borrower shall have furnished the Administrative Agent with a completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower and dated the date that the applicable Loan or Letter of Credit request is submitted by the Borrower.

                  (e) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received a Letter of Credit Application, completed to its reasonable satisfaction and duly executed by a Responsible Officer of the Borrower; provided that if such Letter of Credit is being issued to support the repayment of any Indebtedness of any Subsidiary of the Borrower, such Subsidiary shall also execute such Letter of Credit Application and shall agree to be jointly and severally liable with the Borrower for any and all obligations arising under or in connection with such Letter of Credit or the Letter of Credit Application related thereto.

         Each borrowing by the Borrower hereunder and issuance of any Letter of Credit shall constitute a representation and warranty by the Credit Parties as of the date of such Loan or issuance, as the case may be, that the conditions contained in this Section 6.2 have been satisfied.

                        ARTICLE 7. AFFIRMATIVE COVENANTS

                  Each of CCHC and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit is outstanding or any other Obligations are owing to any Lender or the Administrative Agent hereunder, CCHC and the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1 Financial Statements. Furnish to each Lender:

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                  (a) as soon as available, but in any event within 110 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income and retained earnings and consolidated statement of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; provided, that if CCHC hereafter acquires or creates any Subsidiary other than the Borrower or -------- otherwise acquires any material property other than the Capital Stock in the Borrower, then the Borrower shall also cause to be delivered unaudited consolidated financial statements of CCHC and its Subsidiaries in accordance with the terms of this Section 7.1(a);

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidating and consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidating and consolidated statements of income and retained earnings and consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (i) the figures for the previous year commencing with the quarter ending December 31, 2002 and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with Section 7.2(c), certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments); provided, that if CCHC hereafter acquires or creates any Subsidiary other than the Borrower or otherwise acquires any material property other than the Capital Stock in the Borrower, then the Borrower shall also cause to be delivered unaudited consolidating and consolidated financial statements of CCHC and its Subsidiaries in accordance with the terms of this
         Section 7.1(b);

                  (c) as soon as available, but in any event not later than 30 days after the end of each month (other than a month the last day of which coincides with the last day of any fiscal quarter) of each fiscal year of the Borrower, monthly operating reports of the Borrower and its consolidated Subsidiaries in the form of Exhibit H as at the end of such month, setting forth in each case in comparative form (i) the figures for the previous year commencing with the 2002 fiscal year and
         (ii) the figures set forth in the relevant budgets required to be delivered in accordance with Section 7.2(c); provided that the -------- provisions of this paragraph (c) shall be inapplicable for so long as the ratio of Consolidated Total Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries is below 2.00 to 1.00, as most recently determined in accordance with Section 8.1(c);

all such financial statements shall fairly present in all material respects the consolidated financial position or the consolidating financial position, as the case may be, of the Borrower and its Subsidiaries and of CCHC and its Subsidiaries, as applicable, as of such date and shall be prepared in reasonable detail and, except with respect to financial statements delivered pursuant

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to paragraph (c) above, in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  7.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to the covenants contained in Section 8.1, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer's knowledge, the Credit Parties during such period have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which they are parties to be observed, performed or satisfied by it, in all material respects, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) stating that all such financial statements fairly present in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and (iii) showing in detail the calculations supporting such statement in respect of Sections 8.1 and 8.9;

                  (c) as soon as available, but in any event not later than 30 days after the end of each month, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such calendar month, signed on behalf of the Borrower by a Responsible Officer, together with current agings and reconciliations of Accounts Receivable and other relevant schedules and/or information as the Administrative Agent may require to support the calculation of the Borrowing Base set forth in such Borrowing Base Certificate;

                  (d) as soon as available but not later than 45 days subsequent to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year (showing the operating budget and cash flow budget for each quarter within such fiscal year), such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such projections have been prepared in good faith and based upon reasonable assumptions;

                  (e) within five days after the same are filed, copies of all financial statements and reports which CCHC, the Borrower or any of their Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

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

                  (f) on or before August 15, 2003, and thereafter concurrently with the delivery of the financial statements referred to Section 7.1(a), a description by the Borrower of each Customer Partnership then existing, such description to include the following information with respect to each Customer Partnership: (i) the identity of each customer of the Borrower that is a partner in such Customer Partnership; (ii) the business or businesses engaged in by such Customer Partnership; and
         (iii) the amount of Indebtedness permitted by Section 8.2(m) that is then outstanding to such Customer Partnership;

                  (g) as soon as available but not later than 30 days after creation of any new Customer Partnership, a description by the Borrower of such newly created Customer Partnership including the following information: (i) the identity of each customer of the Borrower that is a partner in such Customer Partnership; (ii) the business or businesses engaged in by such Customer Partnership; and (iii) the amount of Indebtedness permitted by Section 8.2(m) that is then outstanding to such Customer Partnership, and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of CCHC or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, CCHC and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the validity or amount of such claims.

                  7.4 Conduct of Business and Maintenance of Existence. Except as provided in Section 8.5, continue to engage in business of the same general type as now conducted by it and businesses reasonably related thereto and to preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except if (i) in the reasonable business judgment of CCHC or such Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises, and (ii) such failure to preserve and maintain such privileges, rights or franchises would not materially adversely affect the rights of the Lenders hereunder or the value of the collateral security for the Loans, and as otherwise permitted pursuant to Section 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as otherwise reasonably requested by the Administrative Agent; and furnish to each Lender, upon written request, full information as to the insurance carried

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

except to the extent that the failure to do any of the foregoing with respect to any such property could not reasonably be expected to materially adversely affect the value or usefulness of such property.

                  7.6 Inspection of Property: Books and Records; Discussions.
(a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (including field examiners who may be employees of any Lender or independent contractors) to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable advance notice at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial or other condition of CCHC and its Subsidiaries with officers and employees of CCHC and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions. The Agent shall also have the right to verify with any and all customers of the Borrower, in a commercially reasonable manner, the existence and condition of the Accounts Receivable as often as the Agent may require, without prior notice to or consent of the Borrower. Upon the request of the Administrative Agent or any Lender, the Borrower shall enter into (or in the case of any other necessary party to such a confidentiality agreement, CCHC and its Subsidiaries shall use their best efforts to cause such party to enter into) a confidentiality agreement with the Administrative Agent and the Lenders in form and substance mutually satisfactory to the Administrative Agent and the Borrower to permit the examination by the Administrative Agent and the Lenders in accordance with the terms of this
Section 7.6 of the books and records of certain entities in which CCHC or any of its Subsidiaries has an equity investment as previously disclosed to the Administrative Agent and the Lenders by the Borrower. The Borrower hereby agrees to reimburse the Administrative Agent for costs and expenses incurred in connection with each field examination contemplated by this Section 7.6, and the Borrower also agrees to modify or adjust the computation of the Borrowing Base to the extent required by the Administrative Agent as a result of any such field examination in accordance with the terms hereof.

                  7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between CCHC or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any of the Credit Parties or any of their Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

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

                  (d) the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan (other than a Multiemployer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any development or event which has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (f) the receipt by CCHC or any Subsidiary of any complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a violation of any Environmental Laws or Materials of Environmental Concern or any other environmental, health or safety matter, including, without limitation, the occurrence of any spill, discharge or release in a quantity that is reportable under any Environmental Law on property owned, leased or utilized by CCHC or any Subsidiary of CCHC but only to the extent that such complaint, order, citation, notice or written communication individually or in the aggregate could reasonably be expected to result in material liability or a material obligation under any Environmental Law.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower, CCHC or the applicable Commonly Controlled Entity proposes to take with respect thereto.

                  7.8 Environmental Laws.

                  (a) Comply in all material respects with, and will use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws;

                  (b) conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

                  (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers, directors and controlling persons, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of,

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         noncompliance with or liability under, any Environmental Law applicable to the operations of CCHC or its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or wilful misconduct of, or any post-foreclosure actions not taken in accordance with the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 and analogous lender liability laws. The agreements in this paragraph shall survive repayment of all Loans and all other amounts payable hereunder.

                  7.9 Pledge of After Acquired Property. If at any time following the Closing Date the aggregate monetary value (as determined by aggregating the monetary value of each item or items of property so acquired on the date of the acquisition thereof) of all property (to the extent not already secured) of any nature whatsoever acquired by CCHC, any Domestic Subsidiary and/or HM Coop after the Closing Date is in excess of $1,000,000 (including for this purpose fee owned real estate having a monetary value of $1,000,000 or less), CCHC, any such Domestic Subsidiary or HM Coop, as applicable, shall grant to the Administrative Agent for the ratable benefit of the Lenders a first priority Lien on and security interest in such property, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take such actions as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien, provided that (i) only 65% of the voting Capital Stock of any Foreign Subsidiary need be so pledged, (ii) with respect to real property, only fee owned real estate with a value in excess of $1,000,000 need be mortgaged, (iii) property to the extent subject to a Lien permitted by Section 8.3(h) or to the extent that creating such Lien on any item of property is prohibited by any agreement of the type described in clause (ii) or (iii) of Section 8.14 to which such property is subject such property need not be so pledged and (iv) Chattel Paper owned by CCHC or any Subsidiary (A) need not be so pledged to the extent that it is used to secure Lease Transaction Obligations and (B) shall not be required to be delivered to the Administrative Agent prior to 180 days after the creation thereof unless an Event of Default exists, in which case such Chattel Paper shall be delivered to the Administrative Agent promptly following its request.

                  7.10 Pledge During Event of Default. At any time during the continuance of an Event of Default, upon the request of the Administrative Agent or the Required Lenders, grant to the Administrative Agent for the ratable benefit of the Lenders a first priority Lien on and security interest in any unencumbered property of CCHC and its Domestic Subsidiaries of any nature whatsoever, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take such actions as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien, provided, however, that if the grant of such Lien would be reasonably likely to result in CCHC incurring income tax liability (as determined by the Borrower and agreed to by the Administrative Agent) pursuant to Subpart F of the Code, the property pledged pursuant hereto will be that property which can be pledged without incurring such liability; provided, further, that (i) only 65% of the voting Capital Stock of any Foreign Subsidiary need be so pledged, (ii) no Foreign Subsidiary shall be required to pledge its assets, (iii) assets to the extent subject to Liens permitted by
Section 8.3(g) or (h) or to the extent that creating such Lien on any item of property is prohibited

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by any agreement of the type described in clause (ii) or (iii) of Section 8.14 such property need not be so pledged and (iv) Chattel Paper owned by CCHC or any Subsidiary (A) need not be so pledged to the extent that it is used to secure Lease Transaction Obligations and (B) shall not be required to be delivered to the Administrative Agent unless an Event of Default lasts, in which case such Chattel Paper shall be delivered to the Administrative Agent promptly following its request.

                  7.11 Additional Subsidiaries. If, at any time, either the Borrower, any of its Domestic Subsidiaries or HM Coop shall form or acquire any new Subsidiary after the date of this Agreement (this Section 7.11 not constituting authority to form or acquire a new Subsidiary), the Borrower, such Domestic Subsidiary or HM Coop, as the case may be, shall (i) cause such new Subsidiary (other than a Foreign Subsidiary) to execute and deliver a supplement to the Guarantee and Collateral Agreement and become a party thereto, and (ii) cause each holder of any Capital Stock of such Subsidiary to pledge 100% of such Capital Stock to the Administrative Agent pursuant to a supplement to the Guarantee and Collateral Agreement; provided that in the event such Subsidiary is a Foreign Subsidiary only 65% of the voting Capital Stock of such Foreign Subsidiary need be pledged to the Collateral Agent; and provided, further that each such supplement shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent.

                  7.12 Substantive Consolidation. The Borrower shall maintain a separate and distinct existence from CCHC and cause each of its Subsidiaries to maintain a separate and distinct existence from CCHC, the Borrower and each other Subsidiary of the Borrower in order to avoid substantive consolidation of the assets and liabilities of CCHC, the Borrower and each Subsidiary of the Borrower under title 11 of the United States Bankruptcy Code, as amended, through the honoring of all formalities which shall include, without limitation, no commingling of assets, sufficient and independent capitalization, and separate books and records.

                  7.13 Intellectual Property. Whenever any Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, cause such Credit Party to report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Credit Party shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's and the Secured Parties' (as defined in the Guarantee and Collateral Agreement) security interest in any Copyright, Patent or Trademark of such Intellectual Property and the goodwill and general intangibles of such Credit Party relating thereto or represented thereby.

                  7.14 Covenants Relating to Collateral. (a) Whenever any Credit Party shall receive any Instrument or Chattel Paper which is intended to be Collateral under the Guarantee and the Collateral Agreement, CCHC shall cause such Credit Party to comply with the provisions of Section 5.2 of the Guarantee and Collateral Agreement.

                  (a) Whenever any Credit Party shall change its name or its location (within the meaning of the Uniform Commercial Code of the State of New
York), CCHC shall cause such

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

Credit Party to comply with the provisions of Section 5.2 of the Guarantee and Collateral Agreement. Credit Party to comply with the provisions of
Section 5.6 of the Guarantee and Collateral Agreement. Whenever any Credit Party receives additional securities of any of its Subsidiaries, CCHC shall cause such Credit Party to comply with the provisions of Section 5.7 of the Guarantee and Collateral Agreement.

                  (c) Within thirty days after the Closing Date, CCHC shall cause the Administrative Agent to have a perfected first priority security interest in all cash management accounts of the Borrower.

                          ARTICLE 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other Obligations are owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and (except with respect to Section 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1 Financial Condition Covenants. (a) Maintenance of Consolidated EBITDA less Capital Expenditures to Consolidated Interest Expense. Permit the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on the last day of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2003) less Capital Expenditures for such four fiscal quarters to (ii) Consolidated Interest Expense of the Borrower and its Subsidiaries for such four fiscal quarters to be less than 1.50 to 1.00.

                  (a) Maintenance of Net Worth. Permit the Consolidated Net Worth of the Borrower and its Subsidiaries on the last day of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2003) to be less than (i) -$40,100,000 minus (ii) all non-cash charges actually taken by the Borrower as a result of any of its investments in capitalized software or capitalized database costs of the Borrower's Vista, Eclipse or TPW product lines and its Investment in Internet Autoparts, but only in an aggregate amount up to, but not exceeding, $8,150,000 for all such non-cash charges, plus (iii) the applicable Consolidated Net Worth Adjustment Amount.

                  (b) Maintenance of Consolidated Total Debt to Consolidated EBITDA. Permit the ratio of (i) Consolidated Total Debt of the Borrower and its Subsidiaries as of the last day of each of the fiscal quarters set forth below less the aggregate amount of cash and Cash Equivalents shown on the consolidated balance sheet of the Borrower as of the last day of the applicable fiscal quarter (the amount of such cash and Cash Equivalents to only be deducted from Consolidated Total Debt if there are no Loans outstanding on the last day of such fiscal quarter) to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending on the last day of each of the fiscal quarters set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

  Quarter Ending                                                             Amount
2003     June 30                                                         4.00 to 1.00
         September 30                                                    4.00 to 1.00
         December 31                                                     4.00 to 1.00

2004     March 31                                                        4.00 to 1.00
         June 30                                                         4.00 to 1.00
         September 30                                                    4.00 to 1.00
         December 31                                                     4.00 to 1.00

2005     March 31                                                        4.00 to 1.00
         June 30                                                         4.00 to 1.00
         September 30 and thereafter                                     3.75 to 1.00

                  8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Credit Parties under the Loan
         Documents;

                  (b) Indebtedness of the Borrower or any Domestic Subsidiary, including any new Domestic Subsidiary, to the Borrower or any Domestic Subsidiary;

                  (c) Indebtedness outstanding on the Closing Date and listed on
         Schedule 8.2 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount of the original Indebtedness;

                  (d) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business;

                  (e) Indebtedness in respect of obligations under Financing Leases and purchase money Indebtedness not to exceed $5,000,000 in the aggregate at any one time outstanding;

                  (f) Indebtedness in respect of Interest Rate Agreements;

                  (g) Indebtedness of any Domestic Subsidiary or the Borrower, as the case may be, to the Borrower or another Domestic Subsidiary from intercompany transfers of assets made in the ordinary course of business or to the extent permitted under Sections 8.6 and 8.9;

                  (h) Guarantee Obligations permitted by Section 8.4;

                  (i) Indebtedness (i) of any Foreign Subsidiary of the Borrower to the Borrower or any Domestic Subsidiary of the Borrower and (ii) of any Foreign Subsidiary of the Borrower to local financial institutions for working capital purposes having aggregate commitments not to exceed $2,000,000 at any one time; provided that the aggregate

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

         principal amount of such Indebtedness described in clause (i) above plus the aggregate commitments of all working capital facilities described in clause (ii) above plus the aggregate amount of investments made pursuant to clause (c) (iii) of Section 8.9 shall in no event exceed $10,000,000 at any one time;

                  (j) Indebtedness subject to Liens permitted under Sections 8.3(b), (c), (d), and (e);

                  (k) Lease Transaction Obligations of Triad Financial and the Foreign Lease Subsidiaries in existence on the Closing Date and listed on Schedule 5.25;

                  (l) Lease Transaction Obligations of FinanceCo in existence on the Closing Date and listed on Schedule 5.25;

                  (m) Indebtedness of Customer Partnerships in an aggregate principal amount not to exceed $5,000,000; and

                  (n) Indebtedness of the Borrower in respect of the Senior Unsecured Notes and the Subordinated Indebtedness, including any permanent refinancing thereof approved in writing by the Administrative Agent, such approval to not be unreasonably withheld or conditioned, unless such refinancing:

                           (i) amends or modifies the subordination provisions
                  contained in any Subordinated Indebtedness being refinanced;

                           (ii) shortens the fixed maturity, or increases the
                  rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness being refinanced, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                           (iii) adds additional or modifies and amends existing
                  affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness being refinanced and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                           (iv) otherwise adversely affects the interests of the
                  Lenders as senior creditors (but only with respect to any Subordinated Indebtedness being refinanced) or the interests of the Lenders under this Agreement or any other Loan Document in any respect.

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens created by the Security Documents in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent;

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

                  (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the books of CCHC or the Borrower or their respective Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (c) carriers', landlord's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, Intellectual Property, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances (i) previously or hereinafter incurred in the ordinary course of business which, in the aggregate, are not material in amount and, in the case of such encumbrances on any property, do not materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary or
         (ii) which are set forth in any "marked up" commitments for title insurance delivered to the Administrative Agent after the Closing Date;

                  (g) Liens in existence on the Closing Date listed on Schedule 8.3, securing Indebtedness permitted by Section 8.2(c) (including extensions, renewals and replacements of such Indebtedness as permitted under Section 8.2(c)), provided that no such Lien is spread to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien) after the Closing Date and that the amount of Indebtedness secured thereby is not increased except pursuant to the instrument creating such Lien (without any modification thereof);

                  (h) purchase money Liens and Liens in respect of Financing Leases upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure Indebtedness permitted under Section 8.2(e) incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition or existing on property of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of such acquisition);

                  (i) Liens on the property of the Borrower or any of its Subsidiaries in favor of landlords securing licenses, subleases or leases permitted hereunder;

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

                  (j) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Borrower or any of its Subsidiaries;

                  (k) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty days) in an aggregate amount outstanding at any one time not in excess of $3,000,000;

                  (l) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (m) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and

                  (n) Liens on Leased Equipment and Chattel Paper of Triad Financial, FinanceCo and the Foreign Lease Subsidiaries securing Lease Transaction Obligations in existence on the Closing Date and listed on
         Schedule 5.25.

                  8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations pursuant to the Loan Documents;

                  (b) guarantees of Indebtedness permitted pursuant to Section 8.2(c) in existence on the Closing Date and set forth on Schedule 8.4 and extensions, renewals and replacements thereof, provided, however, that no such extension, renewal or replacement shall (i) amend or modify the subordination provisions, if any, contained in the original guarantee, (ii) increase the principal amount of such indebtedness guaranteed by the original guarantee, or (iii) adversely affect the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

                  (c) the L/C Obligations;

                  (d) indemnities in favor of the companies issuing title insurance policies insuring the title to any property;

                  (e) surety bonds issued in respect of the type of obligations described in Section 8.3(e);

                  (f) indemnities made in the Commitment Letter and the Loan Documents and in the monitoring and oversight agreement and the financial advisory agreement described in Section 8.7(a)(iv) and in the corporate charter and/or bylaws of the Borrower and its Subsidiaries;

                  (g) indemnities and guarantees of Indebtedness expressly permitted hereunder made in the ordinary course of business, provided that such indemnities or guarantees could not individually or in the aggregate have a Material Adverse Effect;

                  (h) agreements by the Borrower (and Triad Financial, in the case of FinanceCo), in existence on the Closing Date and listed on
         Schedule 5.25 hereto, to make equity contributions and or subordinated loans to Triad Financial, FinanceCo and the Foreign Lease Subsidiaries to support payment of their obligations in respect of Lease Transaction Obligations in existence on the Closing Date and listed on Schedule
         5.25 hereto;

                  (i) contingent obligations in respect of Indebtedness permitted under Section 8.2(m) arising solely as a result of the status of the Borrower as a general partner in Customer Partnerships;

                  (j) guarantees by the Borrower and its Domestic Subsidiaries of Indebtedness of Foreign Subsidiaries permitted by clause (ii) of
         Section 8.2(i);

                  (k) Guarantee Obligations of any Subsidiary in respect of any Subordinated Indebtedness; provided that such Subsidiary is a guarantor of the Obligations under the Guarantee and Collateral Agreement; and provided further that such Guarantee Obligations are subordinated to the obligations of such Subsidiary under the Loan Documents to the same extent as are the obligations of the Borrower in respect of the applicable Subordinated Indebtedness; and

                  (l) Guarantee Obligations of any Subsidiary in respect of the Senior Unsecured Notes; provided that such Subsidiary is a guarantor of the Obligations under the Guarantee and Collateral Agreement; and provided further that such Guarantee Obligations are unsecured at all times.

                  8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that any Domestic Subsidiary, Finance Co. or HM Coop shall not be merged or consolidated with or into any Foreign Subsidiary unless such Domestic Subsidiary, Finance Co. or HM Coop, as applicable, shall be the surviving entity) and (ii) any Subsidiary of the Borrower may liquidate or dissolve if in connection therewith all of its assets are transferred to the Borrower or any Wholly Owned Subsidiary of the Borrower (provided that no Domestic Subsidiary may transfer its assets to a Foreign Subsidiary).

                  8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Accounts Receivable and leasehold interests), whether now owned or hereafter acquired, except:

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

                  (a) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of the Borrower's business disposed of in the ordinary course of business;

                  (b) the sale, transfer or exchange of inventory in the ordinary course of business;

                  (c) transfers resulting from any casualty or condemnation of property or assets;

                  (d) any sale or other transfer of any property or assets constituting fixed assets for at least 75% cash, provided that the aggregate net cash proceeds of the sales and transfers made pursuant to this paragraph (d) in the aggregate do not exceed $3,000,000 in any fiscal year;

                  (e) intercompany sales or transfers of assets made in the ordinary course of business; provided that in no event may the Borrower or its Domestic Subsidiaries transfer assets to any Foreign Subsidiaries having a value in excess of $5,000,000;

                  (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of CCHC and its Subsidiaries;

                  (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

                  (h) the sale or discount of overdue Accounts Receivable and lease receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (i) leases and sales of Leased Equipment and Chattel Paper in connection with any Lease Transaction and discounting programs and any refinancings thereof;

                  (j) dispositions permitted by Section 8.5(ii); and

                  (k) the sale of a line of business; provided that the aggregate net cash proceeds of the sale made pursuant to this paragraph
         (k) do not exceed $10,000,000 (the "Designated Asset Sale").

                  8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Borrower or any Subsidiary or otherwise (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

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

                  (a) the Borrower may make Restricted Payments to CCHC, so long as (except with respect to clause (iii) below) no Event of Default (or, in the case of clause (iv) below an Event of Default which relates to a payment default under Section 9(a)) has occurred and is continuing or would occur and be continuing after giving effect to any such Restricted Payment:

                           (i) the proceeds of which shall be used to repurchase
                  the Capital Stock or other securities of CCHC from outside directors, employees or members of the management of CCHC, the Borrower or any Subsidiary, in an aggregate amount not in excess of $5,000,000, net of the proceeds received by CCHC as a result of any resales of any such Capital Stock or other securities (and subject to the proviso set forth in clause (v) below);

                           (ii) the proceeds of which shall be applied by CCHC
                  directly to pay out of pocket expenses for administrative, legal and accounting services provided by third parties which are reasonable and customary and incurred in the ordinary course of business, to pay outside directors' fees and to pay franchise fees and similar costs; provided, however that any such administrative expenses shall not exceed an aggregate amount of $1,000,000 in each fiscal year;

                           (iii) the proceeds of which shall be used to pay
                  taxes which are due and payable of CCHC and the Borrower as part of a consolidated group;

                           (iv) the proceeds of which shall be used to pay usual
                  and customary management fees to HMTF and its Affiliates in accordance with the terms of its monitoring and oversight agreement and financial advisory agreement; or

                           (v) if such Restricted Payment is a purchase by CCHC
                  of its Capital Stock or a distribution to CCHC to permit CCHC to purchase its Capital Stock, in either case, made in order to fulfill the obligations of CCHC, the Borrower or any of its Subsidiaries under an employee stock purchase plan or similar plan covering employees of CCHC or any Subsidiary as from time to time in effect in an aggregate net amount not to exceed $2,000,000.

                  (b) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary that is a "Grantor" under the Guarantee and Collateral Agreement;

                  (c) Permitted Issuances may be made;

                  (d) the Borrower may make Restricted Payments to CCHC of proceeds of the Senior Unsecured Notes in an aggregate amount not to exceed $30,000,000, so long as CCHC shall simultaneously make corresponding Restricted Payments to Glenn E. Staats and/or Preston W. Staats (or one or more of their respective affiliates) in such aggregate amount for redemption or repurchase of Capital Stock in CCHC in accordance with the terms of the Staats Repurchase Agreement (as defined in the Senior Unsecured Note Indenture); and

                  (e) after September 30, 2004, the Borrower may make Restricted Payments to CCHC, and CCHC may simultaneously make corresponding Restricted Payments to HMTF (in addition to management fees paid under Section 8.7(a)(iv)), provided that (i) on the date the applicable Restricted Payment is made and immediately after giving effect thereto, no Loans are outstanding and the Borrower and its Domestic Subsidiaries have at least $5,000,000 of unrestricted cash and Cash Equivalents,
         (ii) no Permitted Acquisitions (excluding ordinary course acquisitions of goods used in the operation of the business of the Borrower and its Subsidiaries) of more than $3,000,000 of total consideration have been consummated within the 12 months preceding the applicable Restricted Payment, and (iii) all such Restricted Payments, together with all purchases of Senior Unsecured Notes made pursuant to Section 8.18(b)(iv), shall not exceed $5,000,000 in the aggregate through September 30, 2005 and $15,000,000 in the aggregate through the Termination Date.

                  8.8 [Reserved].

                  8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except:

                  (a) extensions of trade credit and investments in leases in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) (i) Investments by the Borrower in any Domestic Subsidiary, including any new Subsidiary, but only to the extent permitted by either Section 8.9(k) or Section 8.9(l) if such Investment is the result of any Permitted Acquisition, (ii) intercompany loans to the extent permitted by Section 8.2 and (iii) Investments by the Borrower in any Foreign Subsidiary (it being agreed for purposes of this clause (iii) that Accounts Receivable arising solely from actual bona fide intercompany transactions entered into in the ordinary course of business shall not constitute Investments) in an amount not to exceed $10,000,000 minus the amount of any Indebtedness of Foreign Subsidiaries permitted by Section 8.2(i);

                  (d) loans and advances by the Borrower or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding $2,000,000 at any one time outstanding;

                  (e) loans, advances or Investments in existence on the Closing Date and listed on Schedule 8.9, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or investment or the interests of the Lenders under this Agreement or any other Loan Document in any material respect;

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

                  (f) Investments permitted by Sections 8.2(b), 8.4(a), (b),
         (g), (i), (j) and (k) and 8.18(b);

                  (g) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the dispositions permitted by Section 8.6;

                  (h) Investments consisting of Interest Rate Agreements;

                  (i) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (j) in addition to the foregoing, Investments by the Borrower or its Subsidiaries in an aggregate amount (at cost, without regard to any write down or write up thereof) at any one time outstanding not to exceed $7,500,000, provided that cash Investments at any one time outstanding shall not exceed $1,000,000 in Persons other than Subsidiaries or Affiliates of CCHC;

                  (k) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments by the Borrower and its Subsidiaries resulting from Permitted Acquisitions where not more than $20,000,000 of total consideration is paid by the Borrower and/or its Subsidiaries under each such Permitted Acquisition or series of related Permitted Acquisitions, provided, that (i) the Administrative Agent shall have received, with copies for each Lender, not later than the date of consummation of the applicable Permitted Acquisition where total consideration is in excess of $3,000,000, (I) the definitive documents evidencing and governing such Permitted Acquisition, together with such opinions (including with respect to environmental matters), certificates and copies of other agreements as it shall reasonably request, and (II) a certificate of a Responsible Officer of the Borrower confirming the total consideration paid by the Borrower and/or its Subsidiaries, as applicable, for such Permitted Acquisition, (ii) such actions as may be required or reasonably requested to ensure that the Collateral Agent, for the ratable benefit of the Secured Parties, has a perfected first priority security interest in any assets (including any Capital Stock) acquired, subject to Liens permitted by Section 8.3, shall have been taken, (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenant contained in Section 8.1(c), assuming for purposes of this pro forma test that the then applicable threshold requirement for such ratio of Consolidated Total Debt to Consolidated EBITDA has been reduced by .50x (i.e., if the threshold ratio is 4.00 to 1.00 for the applicable period under the terms of Section 8.1(c), the threshold ratio for such period under such pro forma test shall be 3.50 to 1.00), and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of

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

         the Borrower, and (iv) the Available Commitments are at least $5,000,000 on the date such Permitted Acquisition is made and immediately after giving effect thereto;

                  (l) so long as after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Investments by the Borrower and its Subsidiaries resulting from Permitted Acquisitions where not more than $50,000,000 of total consideration is paid by the Borrower and/or its Subsidiaries under each such Permitted Acquisition or series of related Permitted Acquisitions, provided, that (i) the Administrative Agent shall have received, with copies for each Lender, not later than the date of consummation of the applicable Permitted Acquisition where total consideration is in excess of $3,000,000, (I) the definitive documents evidencing and governing such Permitted Acquisition, together with such opinions (including with respect to environmental matters), certificates and copies of other agreements as it shall reasonably request, and (II) a certificate of a Responsible Officer of the Borrower confirming the total consideration paid by the Borrower and/or its Subsidiaries, as applicable, for such Permitted Acquisition, (ii) such actions as may be required or reasonably requested to ensure that the Collateral Agent, for the ratable benefit of the Secured Parties, has a perfected first priority security interest in any assets (including any Capital Stock) acquired, subject to Liens permitted by Section 8.3, shall have been taken, (iii) (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four consecutive fiscal quarters), the Borrower shall be in compliance with the covenant contained in Section 8.1(c), assuming for purposes of this pro forma test that the then applicable threshold requirement for such ratio of Consolidated Total Debt to Consolidated EBITDA has been reduced by .50x (i.e., if the threshold ratio is 4.00 to 1.00 for the applicable period under the terms of Section 8.1(c), the threshold ratio for such period under such pro forma test shall be 3.50 to 1.00), and (II) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (iii) certified by a Responsible Officer of the Borrower, and (iv) on the date such Permitted Acquisition is made and immediately after giving effect thereto, no Loans are outstanding and the Borrower and its Domestic Subsidiaries own unrestricted cash and Cash Equivalents in an aggregate amount of not less than $5,000,000; and

                  (m) acquisition by the Borrower of all Capital Stock in HM Coop (which holds Capital Stock in Internet Autoparts) for a purchase price not to exceed $1,820,000, so long as all Capital Stock in HM Coop and all Capital Stock in Internet Autoparts owned by HM Coop is pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement.

                  8.10 Modifications of Lease Transaction Obligations. Amend, supplement or otherwise modify any of the provisions of any Lease Transaction Obligations in a manner that adversely affects the interests of the Lenders under this Agreement or any other Loan Document in any material respect.

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                  8.11 Limitation on Transactions with Affiliates. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary (other than a wholly owned Subsidiary) unless such transaction is
(i) otherwise permitted under this Agreement, or (ii) (x) in the ordinary course of the Borrower's or such Subsidiary's business and (y) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  (a) In addition, notwithstanding the foregoing, the Borrower and its Subsidiaries shall be entitled to make the following payments and/or to enter into the following transactions:

                  (i) the payment of reasonable and customary fees and reimbursement of expenses payable to directors of the Borrower;

                  (ii) the payment to HMTF and its Affiliates of fees and expenses pursuant to a monitoring and oversight agreement and financial advisory agreement approved by the board of directors of the Borrower; and

                  (iii) the employment arrangements with respect to the procurement of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith.

                  8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than September 30; provided that the Borrower may change such fiscal year upon the approval of the Administrative Agent.

                  8.14 Restrictions Affecting Subsidiaries. Enter into with any Person, or suffer to exist any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) this Agreement, (ii) any industrial revenue bonds, purchase money mortgages or Financing Leases or any other agreement or transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), (iii) as required pursuant to financing arrangements entered into by Triad Systems Ireland Limited with the Industrial Development Authority of Ireland as in effect on the date hereof or such other similar financing arrangements entered into in furtherance of the development of CCHC and its Subsidiaries' business outside of the United States provided that the aggregate amount of assets of CCHC or any Subsidiary of CCHC subject to such restrictions shall not exceed 5% of Consolidated Assets and (iv) restrictions with respect to maintaining the special purpose entity treatment of FinanceCo or (b) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any of its Subsidiaries except as permitted by this Agreement and the other Loan

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Documents, as required pursuant to financing arrangements entered into by Triad
Systems Ireland Limited with the Industrial Development Authority of Ireland as in effect on the date hereof or such other similar financing arrangements entered into in furtherance of the development of CCHC and its Subsidiaries' business outside of the United States provided that the aggregate amount of assets of CCHC or any Subsidiary of CCHC subject to such restrictions shall not exceed 5% of Consolidated Assets, and pursuant to restrictions imposed with respect to maintaining the special purpose entity treatment of FinanceCo.

                  8.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                  8.16 CCHC Holding Company Status; Ownership of Borrower. Suffer to exist any change in the passive holding company status of CCHC except as otherwise permitted by Section 11.6.

                  8.17 Amendments to Corporate Documents; Licenses. (a) Amend its certificate of incorporation or by-laws unless such amendment does not adversely affect the interests of any Lender in any material respect, (b) amend, supplement or otherwise modify the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to any of the Loan Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Lenders with respect thereto.

                  8.18 Limitation on Optional Payments, Purchases and Modifications of Debt Instruments, Etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption of (except for the repurchase, redemption or payment of up to $82,524,400 of the Senior Subordinated Notes with proceeds of the Senior Unsecured Notes) or otherwise defease or segregate funds with respect to any Subordinated Indebtedness or any guarantee thereof (except mandatory payments of interest, fees and expenses required by the terms of the agreement governing or instruments evidencing such indebtedness, but only to the extent permitted under the subordination provisions applicable thereto);

                  (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to any of the Senior Unsecured Notes or any guarantee thereof except as follows: (i) regularly scheduled payments of interest, fees and expenses may be made when the same are otherwise due and payable under the terms of the Senior Unsecured Note Indenture; (ii) the repurchase or redemption of up to $4,475,600 of the Senior Unsecured Notes on or prior to December 31, 2003; (iii) "open market" purchases of the Senior Unsecured Notes at a price not greater than 101% of par value plus accrued and unpaid interest on said Senior Unsecured Notes being purchased (in addition to purchases of Senior Unsecured Notes described in Section 8.18(b)(iv) below), provided that, (A) the daily balance of cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries for each day in the 60 consecutive day period immediately prior to the date of such purchase is in excess of $30,000,000 in the aggregate, and (B) on the date the applicable purchase of Senior Unsecured Notes is made and immediately after giving effect thereto, the Borrower and its Domestic Subsidiaries have at least $15,000,000 of unrestricted cash and Cash Equivalents in the

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aggregate; (iv) "open market" purchases of the Senior Unsecured Notes after
September 30, 2004 at a price not greater than 101% of par value plus accrued and unpaid interest on said Senior Unsecured Notes being purchased (in addition to purchases of Senior Unsecured Notes described in Section 8.18(b)(iii) above), provided that, (A) on the date the applicable purchase of Senior Unsecured Notes is made and immediately after giving effect thereto, no Loans are outstanding and the Borrower and its Domestic Subsidiaries have at least $5,000,000 of unrestricted cash and Cash Equivalents in the aggregate, (B) no Permitted Acquisitions (excluding ordinary course acquisitions of goods used in the operation of the business of the Borrower and its Subsidiaries) of more than $3,000,000 of total consideration have been consummated within the 12 months preceding the applicable purchase of Senior Unsecured Notes, and (C) all such purchases of Senior Unsecured Notes, together with Restricted Payments made pursuant to Section 8.7(e), shall not exceed $5,000,000 in the aggregate through September 30, 2005 and $15,000,000 in the aggregate through the Termination Date; and (v) repurchases or redemptions of the Senior Unsecured Notes in an amount equal to the applicable "Excess Cash Flow Offer Amount" (as defined in the Senior Unsecured Note Indenture) may be made when the same are otherwise required under the terms of the Senior Unsecured Note Indenture;

                  (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Unsecured Notes or any guarantee thereof or the Senior Unsecured Note Indenture or any other agreement governing or otherwise related to the Senior Unsecured Notes or any guarantee thereof:

                  (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                  (ii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                  (iii) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

                  (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Indebtedness or any guarantee thereof or any agreement evidencing, governing or otherwise related to any Subordinated Indebtedness or any guarantee thereof:

                  (i) which amends or modifies the subordination provisions contained therein;

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                  (ii) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                  (iii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                  (iv) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Loan Document in any respect; or

                  (d) make any payment in cash on any equity or debt security that may be made under the terms thereof by the issuance of any security of the same nature; or

                  (e) designate any Indebtedness (other than the Senior Unsecured Notes) as Indebtedness senior in right to any or all Subordinated Indebtedness now or hereafter existing.

                  8.19 Limitation on Provision of License Products. Enter into any agreement, whether written or oral, to provide License Products to any Person (other than an Affiliate), unless such agreement contains Customary License Terms.

                          ARTICLE 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan and/or Note or any L/C Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan and/or Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower, CCHC or any of their Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower, CCHC or any of their Subsidiaries shall default in the performance or observance of any agreement contained in
         Article 8 or 11; or

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                  (d) The Borrower, CCHC or any of their Subsidiaries shall
         default in the observance or performance of any other agreement contained in this Agreement or in any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower, CCHC or any of their Subsidiaries shall (i) default (x) in any payment of principal of or interest on any Indebtedness (other than the Loans) or (y) in the payment of any Guarantee Obligation (other than Guarantee Obligations pursuant to the Loan Documents), having an outstanding principal amount individually or in the aggregate for both of clauses (x) and (y) in excess of $3,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower, CCHC or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Borrower, CCHC or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, CCHC or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, CCHC or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, CCHC or any of their Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower, CCHC or any of their Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any

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         "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower, CCHC or any of their Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) The Borrower, CCHC or any of their Subsidiaries shall incur any liability (not paid or fully covered by insurance) under any Environmental Law in an amount which would result in a Material Adverse Effect; or

                  (j) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the applicable Credit Party shall have failed to cure such invalidity within 15 days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Credit Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders, as secured parties thereunder, the applicable Credit Party shall have failed to cure such invalidity within 15 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

                  (k) A Change of Control shall occur; or

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                  (l) Any Subordinated Indebtedness or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiaries which are Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the applicable agreements evidencing, governing or otherwise related to such Subordinated Indebtedness, or any Credit Party, or any Affiliate of any Credit Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon), the maximum amount available to be drawn under all outstanding Letters of Credit and all other amounts owing under this Agreement and any Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. All payments under this Article 9 on account of undrawn Letters of Credit shall be made by the Borrower directly to a cash collateral account established for such purpose for application to the Borrower's obligations with respect thereto as drafts are presented under the Letters of Credit. Any remaining amounts paid by the Borrower in respect of such undrawn Letters of Credit shall be returned to the Borrower after the last expiry date of the Letters of Credit and after the Obligations have been paid in full. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                      ARTICLE 10. THE ADMINISTRATIVE AGENT

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMC as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMC, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

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                  10.2 Delegation of Duties. The Administrative Agent may
execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, controlling persons, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Notes or any other Loan Document, or to inspect the properties, books or records of any Credit Party.

                  10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action

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with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other Loan Documents, from material breach by the Administrative Agent of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

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                  10.8 Administrative Agent in Its Individual Capacity. The
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties as though the Administrative Agent was not the Administrative Agent hereunder and under the other Loan Documents. With respect to their Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 Additional Ministerial Powers of Administrative Agent. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any asset of CCHC or any of its Subsidiaries (including, without limitation, any Properties, Accounts Receivable or inventory) that is the subject of a disposition, sale or assignment which is permitted under this Agreement or, subject to Section 12.1, which has been consented to by the Required Lenders.

                             ARTICLE 11. GUARANTEE

                  11.1 Guarantee. To induce the Lenders to execute and deliver this Agreement to make Loans and to issue and participate in Letters of Credit for the account of the Borrower, and in consideration thereof, CCHC hereby unconditionally and irrevocably guarantees to the Administrative Agent, the Lenders and their successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and CCHC further agrees to pay the expenses which may be paid or incurred by the Administrative Agent or the Lenders in collecting any or all of the Obligations and/or enforcing any rights under this Article 11 or under the Obligations in accordance with Section 12.5. The guarantee contained in this Article 11 shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

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                  11.2 Waiver of Subrogation. Notwithstanding any payment or payments made by CCHC in respect of the Obligations or any setoff or application of funds of CCHC by the Administrative Agent or the Lenders, until payment in full of the Obligations and the termination of the Commitments and the Letters of Credit, CCHC shall not be entitled to be subrogated to any of the rights of the Administrative Agent or the Lenders against the Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Obligations, nor shall CCHC seek any reimbursement from the Borrower in respect of payments made by CCHC hereunder until the Obligations are paid in full.

                  11.3 Modification of Obligations. CCHC hereby consents that, without the necessity of any reservation of rights against CCHC and without notice to or further assent by CCHC, any demand for payment of the Obligations made by the Administrative Agent, the Issuing Lender or the Lenders may be rescinded by the Administrative Agent, the Issuing Lender or the Lenders and the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Issuing Lender or the Lenders and that this Agreement, any Notes and the other Loan Documents, including, without limitation, any Letter of Credit Application, any collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Issuing Lender or the Lenders may deem advisable from time to time, and, to the extent permitted by applicable law, any collateral security or guarantee or right of offset at any time held by the Administrative Agent, the Issuing Lender or the Lenders for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against CCHC and without notice to or further assent by CCHC which will remain bound hereunder notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Administrative Agent, the Issuing Lender and the Lenders shall not have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against CCHC, the Administrative Agent, the Issuing Lender or the Lenders may, but shall be under no obligation to, make a similar demand on any other party or any other guarantor, and any failure by the Administrative Agent, the Issuing Lender or the Lenders to make any such demand or to collect any payments from the Borrower or any such other guarantor shall not relieve CCHC of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent, the Issuing Lender or the Lenders against CCHC. For the purposes of this Section "demand" shall include the commencement and continuance of any legal proceedings.

                  11.4 Waiver by CCHC. CCHC waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Administrative Agent, the Issuing Lender and the Lenders upon the guarantee contained in this Article 11 or acceptance of the guarantee contained in this Article 11, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, continued or incurred in reliance upon the guarantee contained in this Article 11, and all dealings between CCHC and the Administrative Agent, the Issuing Lender or the Lenders shall likewise be

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conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 11. CCHC waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or CCHC with respect to any Obligations. This guarantee shall be construed as a continuing absolute and unconditional guarantee of payment without regard to the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, including, without limitation, any Letter of Credit Application or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Issuing Lender or the Lenders and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by the Borrower against the Administrative Agent, the Issuing Lender, the Lenders or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or CCHC) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of its Obligations, or of CCHC under the guarantee contained in this Article 11 in bankruptcy or in any other instance, and the obligations and liabilities of CCHC hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent, the Issuing Lender or the Lenders or any other Person at any time of any right or remedy against the Borrower or against any other Person which may be or become liable in respect of any Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantee contained in this Article 11 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon CCHC and the successors and assigns thereof, and shall inure to the benefit of the Lenders and their successors, indorsees, transferees and assigns, until the Obligations shall have been paid in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

                  11.5 Reinstatement. The guarantee contained in this Article 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Issuing Lender or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of CCHC or the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, CCHC, the Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                  11.6 Negative Covenants. Until the Obligations shall have been paid in full, the Letters of Credit shall have expired or been terminated and the Commitments shall have been terminated, CCHC hereby agrees that it shall not
(i) assume or otherwise incur or suffer to exist any Indebtedness (other than Indebtedness in the nature of Indebtedness specified in Section 8.2(d) or (j)) or Guarantee Obligation (other than (A) the Guarantee Obligations of CCHC pursuant to the Guarantee and Security Agreement, (B) Guarantee Obligations in the nature of the Guarantee Obligations specified in Section 8.4(d), 8.4(e) and 8.4(f), (C) Guarantee Obligations (1) of CCHC in respect of real property leases and/or personal property operating leases of the Borrower and its Subsidiaries in ordinary course of business and (2) in respect of an equipment lease entered into by a Customer Partnership not in excess of $300,000, but in any event not in excess of an aggregate amount of $5,000,000 at any one time outstanding or
(D) indemnities in favor of officers, directors and employees of CCHC in the ordinary course of business and in connection with the ownership of the Borrower's capital stock), (ii) create, incur,

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assume or suffer to exist any Lien upon any of its assets (other than pursuant to the Security Documents and other than Liens in the nature of the Liens specified in Section 8.3(b), (d) or (e)), (iii) cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower, (iv) amend its certificate of incorporation or by-laws or any of the Loan Documents to which it is a party unless such amendment does not adversely affect the interests of any Lender in any material respect and except as contemplated in connection with the consummation of the Senior Unsecured Notes transaction, (v) engage in any activities other than (A) owning the stock of the Borrower, (B) its activities incident to the performance of (x) the Loan Documents and (y) the issuance and/or sale of its common stock or options or warrants in respect of its Capital Stock, provided that the proceeds thereof are applied as set forth in Section 2.10, (C) transactions pursuant to or in connection with the Transactions and
(D) activities contemplated by this Article 11 or (vi) make any Restricted Payment except as permitted by Sections 8.7(a)(i), 8.7(a)(v), 8.7(c), 8.7(d) and 8.7(e). CCHC will cause all business arising after the Closing Date (other than business existing on the Closing Date which it is not able to transfer to the Borrower because of applicable Contractual Obligations) to be conducted through the Borrower and its Subsidiaries.

                            ARTICLE 12. MISCELLANEOUS

                  12.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be waived, amended, supplemented or otherwise modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Credit Parties written amendments, supplements or modifications hereto and to any Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or any Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or CCHC or any other Person hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the aggregate amount or extend the scheduled date of maturity of any Loan or of any installment thereof or any L/C Obligation reimbursement obligation in respect of any Letter of Credit, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 12.1 or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release the Guarantee Obligations of CCHC under this Agreement or the Guarantee Obligations of any other guarantors under the Guarantee and Collateral Agreement, in each case, without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 2.1, 2.2, 2.3, 2.4, 2.5, 2.10(a) or Article 3 without the written consent of the Lenders the Commitment Percentages of which aggregate at least a majority, (iv) amend, modify or waive any provision of Article 10 without the written consent of the Administrative Agent, (v) amend,

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modify or waive the provisions of Article 3 or any Letter of Credit without the written consent of the applicable Issuing Lender, (vi) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders of the proceeds of any realization on the security for the Loans to provide for a non-ratable sharing thereof, without the written consent of each Lender adversely affected thereby, or (vii) increase the Borrowing Base advance rate for Eligible Accounts Receivables without the written consent of all Lenders; provided that nothing herein shall affect, limit or restrict the Administrative Agent's right to adjust downward, without further consent of any Lender, the Borrowing Base advance rate for Eligible Accounts Receivable if the average dilution percentage (as determined in accordance with the terms of the definition of "Borrowing Base") for all Accounts Receivable of the Borrower exceeds five percent (5%). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, CCHC and the Administrative Agent and the Issuing Lender, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans or any Notes:

        The Borrower:          Cooperative Computing, Inc.
                               804 Las Cimas, Suite 200
                               Austin, TX 78746-5146
                               Attention: Christopher Speltz and Greg Petersen
                               Telecopy: (512) 278-5025

        with copies to:        Hicks, Muse, Tate & Furst Incorporated
                               200 Crescent Court, Suite 1600
                               Dallas, TX 75201
                               Attention: Eric Allen
                               Telecopy: (214) 740-7313

        The Administrative     JPMorgan Chase Bank
        Agent or the           700 Lavaca, 2(nd) Floor
        Issuing Lender:        Austin, Texas 78701
                               Attention: Steve Prichett
                               Telecopy: (512) 479-2211

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provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, 2.5, 2.8, 2.10, 2.11, 3.2 or 4.4 shall not be effective until received.

                  12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  12.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and JPMSI for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Administrative Agent and JPMSI for all of their reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and, at any time after and during the continuance of an Event of Default, of one counsel to all of the Lenders, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and JPMSI harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise, documentary, property and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any Notes, the other Loan Documents and any such other documents, and
(d) to pay, indemnify, and hold each Lender, the Administrative Agent and JPMSI and their respective officers, directors, employees, agents and controlling persons harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Notes, the other Loan Documents, or the use of the proceeds of the Loans in connection with the Transactions and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent, JPMSI or any Lender or their respective officers, directors, employees, agents and controlling persons with respect to indemnified liabilities that are found by a final and

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nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent, JPMSI or such Lender, as the case may be, or, in the case of indemnified liabilities arising under this Agreement, any Notes and the other Loan Documents that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from a material breach by the Administrative Agent or such Lender, as the case may be, or its respective officers, directors, employees, agents and controlling persons of this Agreement, any Notes or the other Loan Documents, as the case may be. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  12.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (a) Any Lender may, in the ordinary course of its commercial lending or investing business and in accordance with applicable law, at any time sell to one or more banks, insurance companies or other financial institutions or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall permit any Participant to have the right to consent to any amendment or waiver in respect of this Agreement or any of the other Loan Documents, except that such Lender may grant such Participant the right to consent to any amendment or waiver in respect of this Agreement or the other Loan Documents that requires the consent of such Lender pursuant to Section 12.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 12.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.5, 4.6 and 4.7 with respect to its participation in the Commitments and the Loans and Letters of Credit outstanding from time to time as if it was a Lender; provided that in the case of Section 4.6 or 4.7, such Participant shall have complied with the requirements of such Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In addition, each selling Lender selling a participation

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to a Participant (i) shall keep a register, meeting the requirements of Treasury
Regulation Section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect, prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms, certificates and statements described in Section 4.7 (and updated as required by Section 4.7) as if such Participant were a Lender under
Section 4.7.

                  (b) Any Lender may, in the ordinary course of its commercial lending business or investing business and in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate thereof or any fund under common management therewith, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), to an additional bank or financial or lending institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (w) each such transfer (if such transfer relates to less than all of such Lenders' rights and obligations under this Agreement and any Notes) shall be in respect of a portion of its rights and obligations under this Agreement and any Notes not less than $5,000,000 (or such other amount as may be agreed by both the Borrower and the Administrative Agent) if such assignment is to a bank or financial or lending institution or other entity that is not then a Lender or an affiliate thereof, (x) such assigning Lender shall deliver to the Administrative Agent or the Borrower any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment, (y) the Assignee shall execute and deliver to the Borrower and the Administrative Agent the appropriate forms, certificates and statements described in Section 4.7 to satisfy the requirements of Section 4.7 and (z) no Assignee shall be entitled to receive any greater amount pursuant to Sections 4.5, 4.6 and 4.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment transferred by such assigning Lender to such Assignee had no such transfer occurred. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that such assigning Lender shall continue to have the benefit of Sections 4.5, 4.6, 4.7 and 12.5(a), (b) and (c) (to the extent of rights accruing prior to the date of such assignment only) and 12.5(d).

                  (c) The Administrative Agent, acting for this purpose as agent for the Borrower, shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Issuing Lender and the Commitments of, and principal amount of the Loans, L/C Obligation and amounts described in Sections 3.3, 3.4 and 3.5, owing to, each Lender and the Issuing Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Lenders, and

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the Issuing Lender shall treat each Person whose name is recorded in the
Register pursuant to the terms hereof as a Lender or the Issuing Lender, as the case may be, hereunder for all purposes of this Agreement. No assignment or transfer of a Note and the obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 12.6(d). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment, by the Assignee, to the Administrative Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender or affiliate of a Lender prior to the execution of the Assignment and Acceptance and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.6. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

                  (e) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, under the condition such Transferee or prospective Transferee agrees to comply with the provisions of Section 12.15.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) For purposes of this Section 12.6, with respect to each Letter of Credit, (i) if such Letter of Credit is transferred, notice of such transfer shall be given to the Administrative Agent for notation in the Register, (ii) each such transfer may only be made upon notation of such transfer in the Register, and (iii) no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Register.

                  12.7 Adjustments; Set-off. If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such benefitted Lender shall purchase for cash from the other Lenders an interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under any Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by any such Lender or any branch or agency of any such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  12.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT

AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  12.12 Submission To Jurisdiction; Waivers. Each of CCHC and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Credit Parties at their respective addresses set forth in Section 12.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  12.13 Acknowledgements. Each of CCHC and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and any Notes and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Credit Parties and the Lenders.

                  12.14 WAIVERS OF JURY TRIAL. CCHC, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  12.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this Section 12.15, (e) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents or affiliates who are advised of the confidential nature of such information and agree to be bound by provisions of this Section 12.15, (g) to the National Association of Insurance Commissioners and (h) with the Borrower's prior written consent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  12.16 Ratification of Guarantee and Collateral Agreement. Reference is hereby made to the Guarantee and Collateral Agreement. CCHC and the Borrower hereby ratify and confirm that such Guarantee and Collateral Agreement is in full force and effect and that such Guarantee and Collateral Agreement guarantees, secures and covers, and will continue to guarantee, secure and cover, any and all Obligations evidenced by or arising pursuant to the terms of this Agreement and all other Loan Documents.

                  [Remainder of page left intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        COOPERATIVE COMPUTING, INC.

                                        By /s/ Greg Petersen
                                           -----------------------------
                                           Name: Greg Petersen
                                           Title: Senior Vice President

                                        COOPERATIVE COMPUTING HOLDING
                                        COMPANY, INC.,
                                           as a Guarantor

                                        By /s/ Greg Petersen
                                           -----------------------------
                                           Name: Greg Petersen
                                           Title: Senior Vice President

                                        JPMORGAN CHASE BANK,
                                           as Administrative Agent,
                                           a Lender and Issuing Lender

                                        By /s/ Steve Prichett
                                           ---------------------
                                           Steve Prichett
                                           Senior Vice President

         The undersigned Domestic Subsidiaries (a) acknowledge and consent to the execution of the foregoing Third Amended and Restated Credit Agreement, (b) confirm that the Guarantee and Collateral Agreement guarantees, secures and covers, and will continue to guarantee, secure and cover, any and all Obligations evidenced by or arising pursuant to the terms of the foregoing Third Amended and Restated Credit Agreement and all other Loan Documents, and (c) acknowledge that without this consent and confirmation, the Administrative Agent and the Lenders would not agree to the amendment and restatement of the Existing Credit Agreement evidenced by the foregoing Third Amended and Restated Credit Agreement.

                                 CCI/ARD, INC.

                                 By: /s/ Greg Petersen
                                     -----------------------------------------
                                 Title: President and Chief Financial Officer

                                 CCI/TRIAD GEM, INC.

                                 By: /s/ Greg Petersen
                                     -------------------------------
                                 Title: Vice President and Secretary

                                 TRIAD SYSTEMS CORPORATION

                                 By: /s/ Greg Petersen
                                     ----------------------------------------
                                 Title: President and Secretary

                                 TRIAD SYSTEMS FINANCIAL CORPORATION

                                 By: /s/ Greg Petersen
                                     -------------------------------------
                                 Title:   Vice President and Secretary

                                 TRIAD DATA CORPORATION

                                 By: /s/ Greg Petersen
                                     -----------------------------------------
                                 Title: Vice President and Assistant Secretary

                                  EXHIBIT A TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                         [FORM OF REVOLVING CREDIT NOTE]

$[     ]                                                          Houston, Texas


         FOR VALUE RECEIVED, the undersigned, COOPERATIVE COMPUTING, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Termination Date (as defined in the Credit Agreement referred to below), to the order of ___________________ (the "Lender") at the office of JPMorgan Chase Bank located at 712 Main, Houston, Texas 77002, in lawful money of the United States of America and in immediately available funds, the principal amount equal to the lesser of (a) _______________ ($[ ]) and (b) the aggregate unpaid principal amount of all Loans made by such Lender to the undersigned pursuant to
Section 2.1 of the Credit Agreement (as defined below).

         The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rate per annum as specified in Section 4.1 of the Credit Agreement until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in Section 4.1(c) of the Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each Interest Payment Date, as such term is defined in the Credit Agreement, Provided that interest accruing pursuant to Section 4.1(c) shall be payable from time to time on demand.

         The holder of this Note is authorized to record the date, Type and amount of each Loan made by the Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed to and constituting a part of this Note, and any such recordation shall, in the absence of manifest error, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Lender to make any such recordation on this Note (or any error in such recordation) shall not affect any of the obligations of the Borrower under this Note or the Credit Agreement.

         This Note is one of the Notes referred to in the Third Amended and Restated Credit Agreement dated as of June 27, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the undersigned, Cooperative Computing Holding Company, Inc., a Delaware corporation, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, as Administrative Agent, is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of anyone or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR ON THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 12.6 OF THE CREDIT AGREEMENT .

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                     COOPERATIVE COMPUTING, INC.


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                               Exhibit A - Page 2

                                   SCHEDULE A
                                     TO NOTE

                         LOANS, CONVERSIONS AND PAYMENTS
                    WITH RESPECT TO ALTERNATE BASE RATE LOANS

                          Amount of
                          Alternate Base       Amount of
                          Rate Loans Made      Alternate Base          Unpaid Principal
                          or Converted         Rate Loans Paid         Balance of
                          from Eurodollar      or Converted into       Alternate of Rate        Notation
Date                      Loans                Eurodollar Loans        Based Loans              Made By
----                      ---------------      -----------------       -----------------        --------





















                                   SCHEDULE B
                                     TO NOTE

                         LOANS, CONVERSIONS AND PAYMENTS
                        WITH RESPECT TO EURODOLLAR LOANS


                          Amount of
                          Eurodollar Loans
                          Made or               Interest Period
                          Converted from        and Eurodollar          Unpaid Principal
                          Alternate Base        Rate with               Balance of             Notation
Date                      Rate Loan             Respect Thereto         Eurodollar Loans       Made By
----                      ----------------      ---------------         ----------------       --------

















                                  EXHIBIT B TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            [FORM OF LETTER OF CREDIT
                           PARTICIPATION CERTIFICATE]

                                                              ___________, 200__

[Name of Participating Lender]
[Address of Participating Lender]

Dear Sirs:

         Pursuant to Section 3.4(a) of the Third Amended and Restated Credit Agreement, dated as of June 27, 2003 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified, the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined), among Cooperative Computing, Inc., Cooperative Computing Holding Company, Inc., the several lenders from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders thereunder, the undersigned hereby acknowledges receipt from you on the date hereof of _________________________ DOLLARS ($[____]) as payment for a participating interest in the following Letter of Credit and the Letter of Credit Application relating thereto:

               Letter of Credit No.:

               Issuance Date:

               Stated Amount:

               Beneficiary:

                                             Very truly yours,

                                             [ISSUING LENDER]

                                             By:
                                                 -------------------------------
                                             Title:
                                                    ----------------------------

                                  EXHIBIT C TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

         Reference is made to the Third Amended and Restated Credit Agreement, dated as of June 27, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Cooperative Computing, Inc., a Delaware corporation (the "Borrower"), Cooperative Computing Holding Company, Inc., a Delaware corporation (the "Guarantor"), the several lenders from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

         ____________ (the "Assignor") and _____________ (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a percentage interest (the "Assigned Interest") as set forth on Schedule 1 in and to the Assignor's Commitment and other rights and obligations under the Credit Agreement (the "Assigned Interest"), in a principal amount as set forth on Schedule 1.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, the Guarantor, any of their Subsidiaries or any other obligor for the performance or observance by the Borrower, the Guarantor, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note held by it and requests that the Administrative Agent exchange such Note for a new Note payable to the Assignee in an amount which reflects the assignment being made hereby and (if the Assignor has retained any portion of its rights and obligations under Commitment) a new Note payable to the Assignor in an amount which reflects the rights and obligations being retained by Assignor (and after giving effect to any other assignments by Assignor, if any, which have become effective on the Effective Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof, the financial statements delivered pursuant to Section 7.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 4.7 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         4. The effective date of this Assignment and Acceptance shall be ___________, 200__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 12.6(e) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as otherwise provided in the Credit Agreement.

         7. This Assignment and Acceptance may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                               Exhibit C - Page 2

         8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.



                               Exhibit C - Page 3

                Schedule 1 to Assignment and Acceptance relating
              to the Second Amended and Restated Credit Agreement,
                          dated as of December 3, 2002,
 among Cooperative Computing, Inc., Cooperative Computing Holding Company, Inc.,
     the several lenders from time to time parties thereto (the "Lenders"), and JPMorgan Chase Bank, as administrative agent for the Lenders

Name of Assignor:
Name of Assignee:

Effective Date of Assignment:

                    Percentage of                                  Commitment
                 Assignor's Interest                          Percentage Assigned
                in Credit Facility       Principal Amount     (to at least fifteen
                     Assigned                Assigned               decimals)
                ---------------------    ----------------     --------------------








Accepted:

JPMORGAN CHASE BANK, as Administrative
Agent

By:
   -------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                            [ASSIGNOR]

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                            [ASSIGNEE]

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                  EXHIBIT D TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                    [FORM OF OPINION OF COUNSEL TO BORROWER]

                          (See Attached Opinion Letter)



                               Exhibit D - Page 1

                              _______________, 2003



The Administrative Agent and the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

                  We have acted as special counsel to Cooperative Computing, Inc., a Delaware corporation (the "Borrower"), Cooperative Computing Holding Company, Inc., a Delaware corporation ("Holdings" and together with the Borrower, each a "Credit Party" and collectively the "Credit Parties"), and HM Coop LLC, a Delaware limited liability company ("HM Coop"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by the Third Amended and Restated Credit Agreement, dated as of even date herewith (the "Credit Agreement"), among Holdings, the Borrower, the lenders party thereto (the "Lenders"), and JPMorgan Chase Bank, as administrative agent (the "Administrative Agent"). This opinion is rendered to you pursuant to Section 6.1(l) of the Credit Agreement. Capitalized terms defined in the Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following: (a)(i) the Credit Agreement, (ii) the Note dated as of the date hereof in favor of JPMorgan Chase Bank and (iii) that certain Joinder and Supplemental Agreement (the "Joinder Agreement") dated as of the date hereof, executed by and among the Borrower, HM Coop and the Administrative Agent (the items listed in (a)(i) through (a)(iii) are, collectively, the "Loan Documents"); and (b) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Loan Documents. As used herein, "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Loan Documents or in the examinations referred to in this paragraph.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. Each Credit Party is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  2. HM Coop is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  3. Each Credit Party has all requisite corporate power and authority to execute and deliver each Loan Document to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by each Credit Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate action on the part of such Credit Party. Each Credit Party has duly and validly executed and delivered each Loan Document to which it is a party.

                  4. HM Coop has all requisite limited liability company power and authority to execute and deliver each Loan Document to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by HM Coop of each Loan Document to which it is a party has been duly authorized by all necessary limited liability company action on the part of HM Coop. HM Coop has duly and validly executed and delivered each Loan Document to which it is a party.

                  5. Assuming the due authorization, execution and delivery thereof by the parties thereto (other than Credit Parties and HM Coop), each of the Loan Documents constitutes the legal, valid and binding obligation of each of the Credit Parties and HM Coop which is a party thereto, enforceable against such person in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that (i) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (ii) no opinion is expressed with respect to any set-off provisions in any of the Loan Documents and (iii) certain remedial provisions of the Guarantee and Collateral Agreement to which HM Coop will become a party by virtue of the execution of the Joinder Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Guarantee and Collateral Agreement, and the Guarantee and Collateral Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed as to the attachment, perfection or priority of any liens granted pursuant to the Guarantee and Collateral Agreement.

                  6. The execution and delivery by each Credit Party and HM Coop of the Loan Documents to which it is a party and the performance by such person of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or certificate of formation, as applicable, and bylaws or limited liability company agreement, as applicable, of such person (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which such person is a party or by which it is bound of which we are aware, (iii) any New York, Delaware corporate, limited liability company or federal law or regulation (other than federal and state securities laws or blue sky laws, as to which we express no opinion in this paragraph) or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such person of which we are aware.

                  7. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or limited liability company or federal governmental authority is required in connection with the execution and delivery by each of the Credit Parties or HM Coop, as applicable, of the Loan Documents to which it is a party, the consummation by such Credit Party or HM Coop, as applicable, of the transactions contemplated thereby or the performance by such Credit Party, or HM Coop, as applicable, of its respective obligations thereunder, except for (x) filings pursuant to federal and state securities or blue sky laws and (y) filings in connection with perfecting security interests, in each case, as to which we express no opinion in this paragraph.

                  8. Except as set forth on Schedule 5.6 of the Credit Agreement, to our knowledge, there is no litigation, proceeding or governmental investigation of or before any arbitrator or Governmental Authority pending or overtly threatened against any Credit Party, HM Coop or against any of their respective properties or revenues (i) that relates to any of the transactions contemplated by the Loan Documents or (ii) which would reasonably be expected to have a material adverse effect on the business, assets or financial condition of such Credit Party or HM Coop, as applicable.

                  9. None of the Credit Parties or HM Coop is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  10. The making of the extensions of credit under the Credit Agreement does not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit and for the benefit of the Lenders in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except (i) as required by any Governmental Authority or pursuant to legal process and (ii) that these opinions may be relied upon by, and furnished to, any person that becomes a Lender pursuant to the Credit Agreement.


                                         Very truly yours,

                                  EXHIBIT E TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                         [FORM OF BORROWING CERTIFICATE]

             (See Exhibit E-1 for Form of Borrowing Certificate from
                          Cooperative Computing, Inc.)

       (See Exhibit E-2 for Form of Borrowing Certificate from Cooperative
                        Computing Holding Company, Inc.)

    (See Exhibit E-3 for Form of Borrowing Certificate for New Loans pursuant to Section 6.2(c) of Credit Agreement)

                                 EXHIBIT E-1 TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

           [FORM OF BORROWING CERTIFICATE-COOPERATIVE COMPUTING, INC.]

         Pursuant to Section 6.l(h) of the Third Amended and Restated Credit Agreement dated as of June 27, 2003 among Cooperative Computing, Inc., a Delaware corporation ("the Company"), Cooperative Computing Holding Company, Inc., a Delaware corporation (the "Guarantor"), JPMorgan Chase Bank, as Administrative Agent, and the several lenders from time to time parties thereto (collectively, the "Lenders") (the "Agreement"; terms defined therein being used herein as therein defined), the undersigned Senior Vice President of Finance and Administration of the Company hereby certifies, in his capacity as such and not individually, as follows:

1. The representations and warranties of the Company set forth in the Agreement and each of the other Loan Documents to which the Company is a party or which are contained in any certificate, document or financial or other statement (other than projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) furnished by or on behalf of the Company pursuant to or in connection with any Loan Documents are true and correct, in all material respects, on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties are true and correct, in all material respects, as of such earlier date;

2. Exhibit I hereto sets forth all consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, the Agreement, any of the Notes and the other Loan Documents, and such consents, authorizations and filings are in full force and effect;

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

4. Richard Rew, II is and at all times since September 30, 2002 has been, the duly elected and qualified Secretary of the Company and his signature and the signatures of other officers of the Company set forth on the incumbency certificate for such officers below are such officers' true and genuine signatures;

and the undersigned Secretary of the Company hereby certifies, in his capacity as such and not individually, as follows:

5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company after the date hereof;

6. Attached hereto as Exhibit II is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Company dated as of June ___, 2003 authorizing (i) the execution, delivery and performance of the Agreement and the other Loan Documents to which the Company is a party, (ii) the borrowings contemplated thereunder and (iii) the transactions contemplated by the Transactions; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein; attached hereto as
Exhibit III is a correct and complete copy of the By-Laws of the Company as in effect at all times since May 13, 1999 to and including the date hereof, and such By-Laws have not been amended, repealed, modified or restated; and attached hereto as Exhibit IV is a correct and complete copy of the Certificate of Incorporation of the Company as in effect at all times since March 18, 1997 to and including the date hereof, and such Certificate of Incorporation has not been amended, repealed, modified or restated;

7. The total aggregate amount of all fees and expenses incurred in connection with the Transactions will not exceed the estimated amount of such fees and expenses utilized by the Company in preparing the Pro Forma Balance Sheet and the Pro Forma Statement of Operations described in Section 5.1(b) of the Agreement.

8. As of the date hereof after giving effect to the Transactions, there does not exist any Indebtedness of the Guarantor and its consolidated Subsidiaries (including the Company), excluding Indebtedness incurred pursuant to the Agreement and any Notes and Indebtedness permitted by Section 8.2 of the Agreement.

9. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since September 30, 2002 to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company, the Agreement, and the other Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Company any certificate or other document to be delivered by the Company pursuant to the Loan Documents:

         Name                   Office                                 Signature
         ----                   ------                                 ---------
         Greg Petersen          Senior Vice President
                                of Finance and Administration          ---------------------------

         Richard Rew, II        General Counsel
                                and Secretary                          ---------------------------


                              Exhibit E-1 - Page 2

         IN WITNESS WHEREOF, the undersigned have hereunto set their names on behalf of the Company and not individually.


COOPERATIVE COMPUTING, INC.



---------------------------------------   --------------------------------------
Name:  Greg Petersen                      Name:  Richard Rew, II
Title: Senior Vice President of Finance   Title: General Counsel and Secretary
       and Administration

Date:                               , 2003
         ---------------------------


                              Exhibit E-1 - Page 3

                                 EXHIBIT E-2 TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

   [FORM OF BORROWING CERTIFICATE-COOPERATIVE COMPUTING HOLDING COMPANY, INC.]

         Pursuant to Section 6.l(h) of the Third Amended and Restated Credit Agreement dated as of June 27, 2003 among Cooperative Computing, Inc., a Delaware corporation ("the Company"), Cooperative Computing Holding Company, Inc., a Delaware corporation (the "Guarantor"), JPMorgan Chase Bank, as Administrative Agent, and the several lenders from time to time parties thereto (collectively, the "Lenders") (the "Agreement"; terms defined therein being used herein as therein defined), the undersigned Senior Vice President of Finance and Administration of the Guarantor hereby certifies, in his capacity as such and not individually, as follows:

1. The representations and warranties of the Guarantor set forth in the Agreement and each of the other Loan Documents to which the Guarantor is a party or which are contained in any certificate, document or financial or other statement (other than projections and pro forma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) furnished by or on behalf of the Guarantor pursuant to or in connection with any Loan Documents are true and correct, in all material respects, on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties are true and correct, in all material respects, as of such earlier date;

2. Exhibit I hereto sets forth all consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person required in connection with the execution, delivery, performance, validity or enforceability of, or the granting of any security interests under, the Agreement, any of the Notes and the other Loan Documents, and such consents, authorizations and filings are in full force and effect;

3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

4. Richard Rew, II is and at all times since September 30, 2002 has been, the duly elected and qualified Secretary of the Guarantor and his signature and the signatures of other officers of the Guarantor set forth on the incumbency certificate for such officers below are such officers' true and genuine signatures;

and the undersigned Secretary of the Guarantor hereby certifies, in his capacity as such and not individually, as follows:

5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Guarantor, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Guarantor after the date hereof;

6. Attached hereto as Exhibit II is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Guarantor dated as of June ___, 2003 authorizing (i) the execution, delivery and performance of the Agreement and the other Loan Documents to which the Guarantor is a party, (ii) the borrowings contemplated thereunder and (iii) the transactions contemplated by the Transactions; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Guarantor now in force relating to or affecting the matters referred to therein; attached hereto as
Exhibit III is a correct and complete copy of the By-Laws of the Guarantor as in effect at all times since May 26, 1999 to and including the date hereof, and such By-Laws have not been amended, repealed, modified or restated; and attached hereto as Exhibit IV is a correct and complete copy of the Amended and Restated Certificate of Incorporation of the Guarantor to be effective as of June 27, 2003, and such Amended and Restated Certificate of Incorporation has not been (and will not be) amended, repealed, modified or restated;

7. The total aggregate amount of all fees and expenses incurred in connection with the Transactions will not exceed the estimated amount of such fees and expenses utilized by the Company in preparing the Pro Forma Balance Sheet and the Pro Forma Statement of Operations described in Section 5.1(b) of the Agreement.

8. As of the date hereof after giving effect to the Transactions, there does not exist any Indebtedness of the Guarantor and its consolidated Subsidiaries (including the Company), excluding Indebtedness incurred pursuant to the Agreement and any Notes and Indebtedness permitted by Section 8.2 of the Agreement.

9. The following persons are now duly elected and qualified officers of the Guarantor holding the offices indicated next to their respective names below, and such officers have held such offices with the Guarantor at all times since September 30, 2002 to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Guarantor, the Agreement, and the other Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Guarantor any certificate or other document to be delivered by the Guarantor pursuant to the Loan Documents:

Name                   Office                                 Signature
----                   ------                                 ---------
Greg Petersen          Senior Vice President
                       of Finance and Administration          ---------------------------

Richard Rew, II        General Counsel
                       and Secretary                          ---------------------------



                              Exhibit E-2 - Page 2

         IN WITNESS WHEREOF, the undersigned have hereunto set their names on behalf of the Guarantor and not individually.


COOPERATIVE COMPUTING HOLDING COMPANY, INC.



---------------------------------------   --------------------------------------
Name:  Greg Petersen                      Name:  Richard Rew, II
Title: Senior Vice President of Finance   Title: General Counsel and Secretary
       and Administration

Date:                               , 2003
         ---------------------------



                              Exhibit E-2 - Page 3

                                 EXHIBIT E-3 TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

    [FORM OF BORROWING CERTIFICATE FOR NEW LOANS PURSUANT TO SECTION 6.2 (C)]

         Date: ______________, _____

To:      JPMORGAN CHASE BANK, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 27, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among Cooperative Computing, Inc. ("Borrower"), Cooperative Computing Holding Company, Inc. ("Guarantor"), Lenders from time to time party thereto, and JPMORGAN CHASE BANK ("Administrative Agent").

         The undersigned hereby requests a borrowing of new Loans (see completed and attached Schedule I):

         1. On _____________ (a Business Day).

         2. In the amount of $___________________.

         3. Comprised of ________________________.
            [Type of Loans requested]

         4. For Eurodollar Loans: with an Interest Period of ________ months.

         The Loans requested herein comply with Article 2 of the Credit Agreement. The representations and warranties made by the Borrower or by any other person in the Credit Agreement and the other Loan Documents are true and correct on and as of this date as though made on this date, and no Event of Default has occurred and is continuing under the Credit Agreement.


                                            COOPERATIVE COMPUTING, INC.

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                   SCHEDULE I

                          NOTICE OF REQUESTED BORROWING

                            [Letterhead of Borrower]


VIA FACSIMILE NO. (512) 479-2211

JPMorgan Chase Bank
700 Lavaca, 2nd Floor
Austin, TX 78701

Attn:  Steve Prichett

RE:   REQUEST FOR LOAN

Gentlemen:

         This letter confirms our oral or telephonic request of__________, 200_, for Loans in accordance with the terms of Section 2.3 of the Credit Agreement.

         The proposed Loans are to be in the aggregate amount of $_______ and are to be made on ___________, 200_. The loans will be: (check one) an Alternate Base Rate Loan; a Eurodollar Loan. The Interest Period will be: ___________. The proceeds of the proposed Loans should be (check one:) deposited into account number _____________ with JPMorgan Chase Bank disbursed via wire transfer to
(Bank) ______________ABA routing ________________, account number____________, in the name of ______________.

         The undersigned hereby certifies that:

         (1) The representations and warranties made by the Borrower or by any other person in the Credit Agreement and the other Loan Documents are true and correct on and as of this date as though made on this date.

         (2) The proposed Loans comply with all the applicable provisions of the Credit Agreement.

         (3) No Event of default has occurred and is continuing under the Credit Agreement.

         (4) The proceeds of the Loans will be used for: ______________________.

         Thank you for your attention to this matter.

                                                    Very truly yours,

                                                    Cooperative Computing, Inc.

                                                    By:
                                                        ------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                           ---------------------

                                  EXHIBIT F TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            REVOLVING CREDIT FACILITY
                           BORROWING BASE CERTIFICATE

Cooperative Computing, Inc. (the "Borrower")                     PERIOD ENDED
                                                                 ------------
GROSS ACCOUNTS RECEIVABLE OF BORROWER:                         $
                                                               ----------------

Ineligibles (detailed on attached schedule)                    $
                                                               ----------------

Eligible Accounts Receivables ("A/R")                          $
                                                               ----------------

A/R Advance Rate                                                         80.00%
                                                               ----------------

Availability with respect to Eligible Accounts Receivables     $
                                                               ================

Facility                                                                                            $    15,000,000

BORROWING BASE                                                                                      $
                                                                                                    ===============
Less: Letters of Credit
Less: Revolving Credit Loans                                                                        $(            )
                                                                                                    ---------------

AVAILABILITY                                                                                        $
                                                                                                    ===============


This Borrowing Base Certificate is delivered by the Borrower to JPMorgan Chase Bank, in its capacity as Administrative Agent, pursuant to that certain Third Amended and Restated Credit Agreement dated as of June 27, 2003 (as hereafter amended, modified or restated, the "Credit Agreement") among the Borrower, Cooperative Computing Holding Company, Inc., Administrative Agent and the Lenders defined therein. Terms defined by the Credit Agreement are incorporated herein by reference where applicable. The Borrower represents and certifies that all existing Accounts Receivable, referenced above for inclusion in the Borrowing Base, represent Eligible Accounts Receivable in accordance with the definitions set forth in the Credit Agreement. In the event of any conflict between the terms of this Borrowing Base Certificate and the Credit Agreement, the terms of the Credit Agreement shall control.

                                 Cooperative Computing, Inc.

                                 By:
                                      ------------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:

                                   SCHEDULE I
                                       TO
                           BORROWING BASE CERTIFICATE

                              ACCOUNTS RECEIVABLE


1.      Gross Accounts Receivable of Borrower .......................................                 $
                                                                                                       -------------
2.      Accounts Receivable Aging:                                                                          attached
                                                                                                       -------------
3.      Less:  Ineligible Accounts Receivable (determined pursuant to the definition of Eligible Accounts Receivables in the Credit Agreement, without duplication)

        (a)     Accounts Receivable more than 90 days past date of invoice..........                  $
                                                                                                       -------------
        (b)     Accounts Receivable where Account Debtor has failed to pay 25% or more of the aggregate amount of its Accounts Receivable within 90 days of the date of invoice (but only to the extent not supported by
                satisfactory credit insurance or letter of credit)...................                 $
                                                                                                       -------------
        (c)     Accounts Receivable subject to 10% concentration limitation (but only to the extent such Accounts Receivable exceed such 10%
                concentration limitation)............................................                 $
                                                                                                       -------------
        (d)     Accounts Receivable that do not represent completed bona fide
                transactions.........................................................                 $
                                                                                                       -------------
                (except customary advance billings for support, professional and information services not to exceed $7,500,000 in the aggregate of
                the total Borrowing Base at any time)................................                $(             )
                                                                                                       -------------
        (e)     Accounts Receivable not evidenced by invoice or other acceptable
                documentation or not invoiced in a timely manner ....................                 $
                                                                                                       -------------
        (f)     Accounts Receivable evidenced by chattel paper or instruments
                (unless delivered and endorsed to Administrative Agent)..............                 $
                                                                                                       -------------
        (g)     Accounts Receivable that are not valid, legally enforceable obligations of the Account Debtor or which are subject to any offset, counterclaim, deduction, chargeback or other defense, claim, or dispute on the part of such Account Debtor (but only to the extent of such offset, counterclaim, deduction,
                chargeback or other defense, claim, or dispute)......................                 $
                                                                                                       -------------
        (h)     Accounts Receivable that are subject to any sale of accounts or any rights of offset or Lien(other than Liens in favor of, or otherwise acceptable to the Administrative Agent in its
                discretion) (but only to the extent of such sale, offset or lien)....                 $
                                                                                                       -------------

        (i)     Accounts Receivable owed by a Subsidiary, Affiliate or foreign account debtor (but only to the extent not supported by an
                acceptable letter of credit or insurance)............................                 $
                                                                                                       -------------
        (j)     Accounts Receivable from sales on consignment, bill and hold, guaranteed, unbilled, progress billings, payable at a future date, subject to retainage or holdback or insured by a surety
                company..............................................................                 $
                                                                                                       -------------
        (k)     Accounts Receivable owed by the U.S. Federal Government or any state or political subdivision unless the applicable assignment of claims
                laws shall have been complied with...................................                 $
                                                                                                       -------------
        (l)     Accounts Receivable owed by Account Debtors subject to bankruptcy or
                that are insolvent, dead, dissolved, etc.............................                 $
                                                                                                       -------------
        (m)     Accounts Receivable having a significant or material risk of payment of any material portion, as determined by the Administrative Agent
                in its reasonable discretion.........................................                 $
                                                                                                       -------------
4.      Total Ineligible Accounts Receivable (total of 3(a) through (m)).............                 $(            )
                                                                                                       -------------

5.      Total Eligible Accounts Receivable Borrower (total of 1 minus 4).............                 $
                                                                                                       =============

                                  EXHIBIT G TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                                    EXHIBIT G

               INTEREST OPTION CONVERSION/CONTINUATION CERTIFICATE

         Date: ______________, _____

To:      JPMORGAN CHASE BANK, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of June 27, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among Cooperative Computing, Inc. ("Borrower"), Cooperative Computing Holding Company, Inc. ("Guarantor"), Lenders from time to time party thereto, and JPMORGAN CHASE BANK ("Administrative Agent").

         The undersigned hereby requests a conversion or continuation of existing Loans as follows:

         1. On _____________ (a Business Day), the last day of the current Interest Period for such existing Loans.

         2.       In the amount of $___________________.

         3.       Comprised of ________________________.
                  [Type of Loans requested]

         4. For Eurodollar Loans: with an Interest Period of ________ months.


         The Loans requested herein comply with Article 2 of the Credit Agreement. No Event of Default has occurred and is continuing under the Credit Agreement.


                                            COOPERATIVE COMPUTING, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                  EXHIBIT H TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                       [FORM OF MONTHLY OPERATION REPORT]



COOPERATIVE COMPUTING, INC.
CONSOLIDATED MONTHLY OPERATING STATEMENT

Revenue:
   Automotive

   Hardlines

   Other

   Total
                                                               -------------
Cost of Sales
                                                               -------------
Gross Margin
                                                               -------------
Expenses:
   Selling, General and Administrative

   Product Development

   Total
                                                               -------------
Operating Income
                                                               -------------
Interest and Other Income (Expenses)

Income before tax and amortization of purchase intangibles
                                                               -------------
Amortization of purchase intangibles
                                                               -------------
Income before tax
                                                               =============


                               Exhibit H - Page 2

CONSOLIDATED MONTHLY BALANCE SHEET

ASSETS
   Current Assets

      Cash

      Trade Receivable

      Investment in Leases

      Inventory

      Prepaids and Other
   Total Current Assets
                                                  -------------
   Service Parts

   Equipment and Furnishings

   Investment in Leases

   Capitalized Software

   Data Bases and Other Assets

   Other Assets

   Purchase Goodwill


   Total Assets
                                                  =============

LIABILITIES
   Current Liabilities

      Bank Debt

      Trade Payables

      Accrued Expenses

      Deferred Taxes

      Other Liabilities
   Total Current Liabilities
                                                  -------------
   Long-term Debt


                               Exhibit H - Page 3

   Deferred Taxes

   Other Liabilities

SHAREHOLDERS' EQUITY
   Common Stock

   Paid in Capital

   Retained Earnings

   Total Shareholders' Equity
                                                  -------------
TOTAL LIABILITIES & EQUITY
                                                  =============


                               Exhibit H - Page 4

                                     ANNEX A

I.       Cooperative Computing, Inc. (fka Triad Systems Corporation)

------------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                          DEBTOR                SECURED PARTY                  AND DATE
------------------------------------------------------------------------------------------------------------------
California            Secretary of State   Cooperative Computing,     IBM Corp.                       89-324228
                           ("SOS")         Inc. (fka Triad Systems                                    12/21/89
                                           Corporation)                                              cont. 7/25/94
                                           ("CCI")
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Tucker Leasing Capital          92-039310
                                                                      Corporation                      3/2/92
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        NYSE Technology                 92-161331
                                                                      Inc.                             7/27/92
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Pitney Bowes Credit             93-023578
                                                                      Corporation ("Pitney             2/2/93
                                                                      Bowes")
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Pitney Bowes                    94-026105
                                                                                                       2/9/94
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Comerica Bank                   92150520
                                                                      California                       7/13/92

                                                                                                         cont.
                                                                                                      97129C0173
                                                                                                       5/18/97

                                                                                                        change
                                                                                                      97129C0180
                                                                                                       5/8/97

------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Pitney Bowes                    94-075557
                                                                                                       4/18/94
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Pitney Bowes                    94-27760540
                                                                                                       9/16/94
------------------------------------------------------------------------------------------------------------------
California                  SOS            CCI                        Pitney Bowes                    94-27760548
                                                                                                       9/16/94
------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                   DEBTOR                         SECURED PARTY                AND DATE
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       Hewlett-Packard Company         94-28760118
                                                                      ("Hewlett-Packard")              9/23/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       Hewlett-Packard                 94-33660947
                                                                                                       11/10/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       The CIT Group/ Equipment        94-35060306
                                                                      Financing INC.                   12/14/94

                                                                                                        assign.
                                                                                                      95059C0302
                                                                                                       2/23/95

                                                                                                        amend.
                                                                                                      95074C0141
                                                                                                       2/23/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       Hewlett-Packard                 95-02061166
                                                                                                       1/19/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       Pitney Bowes                    95-02461017
                                                                                                       1/13/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       Pitney Bowes                    95-02461021
                                                                                                       1/13/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS            CCI                       Hewlett-Packard                 95-08060114
                                                                                                       3/17/95
-----------------------------------------------------------------------------------------------------------------
California                 Alameda          CCI                       The Variable Annuity            88-215554
                           County                                     Life Insurance Company           8/24/88
                                                                      ("VALIC")                        amended
                                                                                                      90137374
                                                                                                       5/17/90
                                                                                                        cont.
                                                                                                      93070535
                                                                                                       3/3/93
-----------------------------------------------------------------------------------------------------------------
California                 Alameda          CCI                       Tucker Leasing Capital          92074282
                           County                                     Corp.                            3/1/92
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                           DEBTOR                  SECURED PARTY               AND DATE
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Systems Financial    BA Credit Corp.                 91089641
                                           Corporation                ("BA Credit"), as                4/23/91
                                           ("Triad Financial")        assignee of SPCC, Inc.
                                                                                                       amend.
                                                                                                      91089641A0
                                                                                                       12/16/91

                                                                                                        cont.
                                                                                                      96024C0019
                                                                                                       1/22/96

                                                                                                       SP amend.
                                                                                                      96024C0021
                                                                                                       1/22/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    91-217840
                                                                                                       10/7/91

                                                                                                        cont.
                                                                                                      96207C0133
                                                                                                       7/23/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial                                            91-234308
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Sanwa Business Credit           92-027874
                                                                      Corp. ("Sanwa")                  2/13/92

                                                                                                        amend.
                                                                                                      95284C0588
                                                                                                       10/6/95

                                                                                                        cont.
                                                                                                      96344C0103
                                                                                                       12/6/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial and        Pitney Bowes                    92-060274
                                           Orleans Leasing                                             3/25/92
                                           Corporation ("Orleans")
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                       DEBTOR                    SECURED PARTY                 AND DATE
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Metlife Capital Corp.           92-112690
                                                                      ("Metlife")                      5/21/92

                                                                                                        cont.
                                                                                                      97121C0406
                                                                                                       4/30/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-120492
                                                                                                       6/1/92

                                                                                                        cont.
                                                                                                     97045C0317
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-132964
                                                                                                       6/15/92

                                                                                                        cont.
                                                                                                      97045C0321
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-152354
                                                                                                       7/13/92
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-158147
                                                                                                       7/20/92
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-174635
                                                                                                       8/10/92
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-174637
                                                                                                       8/10/92
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-231407
                                                                                                       10/27/92
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    92-231408
                                                                                                       10/27/92
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    93-027569
                                                                                                       2/8/93
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Norwest Equipment Finance       93-093998
                                                                      Inc. ("Norwest")                 5/14/93
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    93-123772
                                           and Orleans                                                 6/18/93
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                       DEBTOR                    SECURED PARTY                 AND DATE
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Metlife                         93-156720
                                                                                                       8/6/93
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    93-197741
                                                                                                       9/28/93
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Mitsui Vendor Leasing           93-249887
                                                                      USA Inc.                         12/13/93

                                                                                                       amend.
                                                                                                      93249887A0
                                                                                                       5/4/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    93-260659
                                                                                                       12/27/93
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    94-089964
                                                                                                       5/6/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    94-146-781
                                                                                                       7/19/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    9428760477
                                                                                                       9/23/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller Financial, Inc.          9460060363
                                                                      ("Heller")                       10/3/94
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial                                            9501960313
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    9502060025
                                                                                                       1/6/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                   9502060054
                                                                                                       1/6/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                   9502461084
                                                                                                       1/13/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                   9508961240
                                                                                                       3/27/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Metlife                        9511860113
                                                                                                       4/26/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                   9521360630
                                                                                                       7/28/95
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                       DEBTOR                     SECURED PARTY                AND DATE
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    9527660996
                                                                                                       10/2/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    9610760260
                                                                                                       4/15/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Metlife                         96-12961091
                                                                                                        5/7/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller                          96-23260609
                                                                                                        8/19/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller                          96-27161027
                                                                                                        9/27/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Newcourt Financial USA,         96-33260805
                                                                      Inc. ("Newcourt"), as            11/26/96
                                                                      assignee of Heller               assign.
                                                                                                      96332C0547
                                                                                                       11/26/96
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Newcourt                        97-00360134
                                                                                                        1/2/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            The First National Bank         95-27161057
                                                                      of Boston                         9/26/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Newcourt                        97-00360139
                                                                                                       1/2/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           CCI                        The CIT Group Equipment         ASSIGNMENT
                                                                      Financing, Inc.                 95059C0302

                                                                                                      AMENDMENT
                                                                                                      95074C0141
                                                                                                       2/23/95
-----------------------------------------------------------------------------------------------------------------
California                   SOS           CCI                        The Chase Manhattan Bank        9706960250
                                                                      ("Chase")                         3/7/97
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
                                                                                                         FILE
                                                                                                        NUMBER
            JURISDICTION                       DEBTOR                     SECURED PARTY                AND DATE
-----------------------------------------------------------------------------------------------------------------
California                   SOS           CCI                        Hewlett-Packard Company         9710260001
                                                                      Finance and Remarketing           4/7/97
                                                                      Division ("H-PCF&RD")
-----------------------------------------------------------------------------------------------------------------
California                   SOS           CCI                        H-PCF&RD                        9716260413
                                                                                                        6/9/97
-----------------------------------------------------------------------------------------------------------------
Texas                        SOS           CCI                        Chase                           97-00040291
                                                                                                        3/7/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller                          9705061021
                                                                                                       2/18/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Chase                           9706960282
                                                                                                        3/7/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller                          9714960531
                                                                                                       5/23/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Pitney Bowes                    9718360490
                                                                                                       6/30/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller                          9718460037
                                                                                                        7/1/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Heller                          9727960812
                                                                                                       10/1/97
-----------------------------------------------------------------------------------------------------------------
California                   SOS           Triad Financial            Mellon US                       9728161028
                                                                                                       10/7/97
-----------------------------------------------------------------------------------------------------------------
Texas                        SOS           Triad Financial            Chase                           97-0004289
                                                                                                        7/7/97
-----------------------------------------------------------------------------------------------------------------